                                             As Filed Pursuant to Rule 424(b)(5)
                                             Registration No. 333-102645

This prospectus supplement and the related prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but are not complete and may be changed. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY 28, 2003

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 28, 2003)
                                 $1,300,000,000

[LUCENT LOGO]
                            LUCENT TECHNOLOGIES INC.
                % SERIES A CONVERTIBLE SENIOR DEBENTURES DUE 2023
                % SERIES B CONVERTIBLE SENIOR DEBENTURES DUE 2025
                             ---------------------

    We are offering $   million principal amount of    % Series A Convertible
Senior Debentures due 2023 and $   million principal amount of    % Series B
Convertible Senior Debentures due 2025. The Series A debentures and the Series B debentures will be our direct, unsecured and unsubordinated obligations and will rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all our existing and future subordinated indebtedness.

    Interest on the Series A debentures and the Series B debentures is payable on June 15 and December 15 of each year, beginning on December 15, 2003.

    The Series A debentures are convertible during certain periods by holders
into shares of our common stock initially at a conversion rate of        shares
of common stock per $1,000 principal amount of Series A debentures, and the Series B debentures are convertible during certain periods by holders into
shares of our common stock initially at a conversion rate of        shares of
common stock per $1,000 principal amount of Series B debentures (subject to adjustment in certain events) under the following circumstances: (1) if the price of our common stock issuable upon conversion reaches specified thresholds described in this prospectus supplement, (2) subject to certain exceptions, during the five business-day period after any five consecutive trading-day period in which the trading price per debenture for each day of the five trading-day period was less than 97% of the product of the closing sale price of our common stock and the conversion rate of such debenture, (3) if we call the debentures for redemption or (4) upon the occurrence of specified corporate transactions described in this prospectus supplement.

    The Series A debentures will mature on June 15, 2023, and the Series B debentures will mature on June 15, 2025, in each case unless earlier converted, redeemed or purchased by us. We may redeem for cash all or a portion of the Series A debentures at our option at any time on or after June 20, 2010, and we may redeem for cash all or a portion of the Series B debentures at our option at any time on or after June 20, 2013, in each case at a price equal to the principal amount of the debentures to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Our right to redeem the debentures at our option is discussed in the section "Description of the Debentures -- Optional Redemption." We also have the right to redeem the debentures prior to such dates if the price of our common stock reaches certain levels, as discussed in the section "Description of the Debentures -- Provisional Redemption."

    Holders may require us to purchase all or a portion of their Series A debentures on June 15, 2010, June 15, 2015 and June 15, 2020, and holders may require us to purchase all or a portion of their Series B debentures on June 15, 2013 and June 15, 2019, in each case at a price equal to the principal amount of the debentures to be purchased, plus accrued and unpaid interest, if any, to the purchase date. We may choose to pay the purchase price in cash, common stock, or a combination of cash and common stock.

    Holders also may require us to purchase their debentures for cash upon a fundamental change (as defined in this prospectus supplement) involving us. In the case of a purchase upon a fundamental change, the purchase price for the debentures will be equal to the principal amount of the debentures to be purchased plus accrued and unpaid interest, if any, to the purchase date.

    We have granted the underwriters named in this prospectus supplement an option exercisable within 30 days of the closing of the initial offering to
purchase up to an additional $       aggregate principal amount of Series A
debentures and up to an additional $       aggregate principal amount of Series
B debentures, to cover overallotments, if any.

    Our common stock is listed on The New York Stock Exchange under the symbol "LU." The last reported sale price of our common stock on May 28, 2003, was $2.28 per share.
                             ---------------------

     INVESTING IN THE DEBENTURES INVOLVES RISKS.   SEE "RISK FACTORS" BEGINNING
ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

                                                              PER SERIES A   PER SERIES B
                                                               DEBENTURE      DEBENTURE        TOTAL
                                                              ------------   ------------   ------------
Public offering price(1)....................................           %              %     $
Underwriting discount.......................................           %              %     $
Proceeds to Lucent Technologies Inc. (before expenses)(1)...           %              %     $

---------------

    (1) Plus accrued interest from June    , 2003, if settlement occurs after
        that date.

    We expect the debentures to be ready for delivery in book-entry form through
the facilities of The Depository Trust Company on or about June    , 2003.
                             ---------------------

JOINT BOOK-RUNNING MANAGER          JOINT BOOK-RUNNING MANAGER                  JOINT LEAD MANAGER
JPMORGAN                                    CITIGROUP                                         HSBC

                             ---------------------
BEAR, STEARNS & CO. INC.
                                  MORGAN STANLEY
                                                          UBS WARBURG

MAY    , 2003

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS..................    ii
WHERE YOU CAN FIND MORE INFORMATION.........................    ii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........   iii
PROSPECTUS SUPPLEMENT SUMMARY...............................   S-1
RISK FACTORS................................................   S-5
USE OF PROCEEDS.............................................  S-15
RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO
  COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND
  REQUIREMENTS..............................................  S-15
CAPITALIZATION..............................................  S-16
PRICE RANGE OF COMMON STOCK AND DIVIDENDS...................  S-17
DESCRIPTION OF THE DEBENTURES...............................  S-18
BOOK-ENTRY SYSTEM...........................................  S-36
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS..............  S-39
ERISA CONSIDERATIONS........................................  S-44
UNDERWRITING................................................  S-45
LEGAL MATTERS...............................................  S-47

                            PROSPECTUS
ABOUT THIS PROSPECTUS.......................................    ii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........     1
WHERE YOU CAN FIND MORE INFORMATION.........................     1
THE COMPANY.................................................     2
RISK FACTORS................................................     2
USE OF PROCEEDS.............................................     2
RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO
  COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND
  REQUIREMENTS..............................................     2
DESCRIPTION OF CAPITAL STOCK................................     3
DESCRIPTION OF DEBT SECURITIES..............................    13
DESCRIPTION OF WARRANTS.....................................    21
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE
  UNITS.....................................................    23
PLAN OF DISTRIBUTION........................................    23
VALIDITY OF SECURITIES......................................    25
EXPERTS.....................................................    25

                   IMPORTANT NOTICE ABOUT INFORMATION IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of debentures. The second part, the base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined, and when we refer to the "accompanying prospectus," we are referring to the base prospectus.

     IF THE DESCRIPTION OF THIS OFFERING VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     This prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that describe our future objectives are also forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. The forward looking statements included in this prospectus supplement are made only as of the date hereof. Except as required under U.S. Federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus supplement, whether as a result of new information, future events, changes in assumptions or otherwise.

     The risks, uncertainties and assumptions that are involved in these forward-looking statements include those risks and uncertainties described in "Risk Factors" beginning on page S-5 of this prospectus supplement. Those risks are representative of the risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from what is expressed or forecast in forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general U.S. and non-U.S. economic conditions, including the global economic slowdown and interest rate and currency exchange rate fluctuations and other risks, uncertainties and assumptions.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information reporting requirements of the Exchange Act and accordingly file annual, quarterly and special reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the SEC's following public reference facility:

  Public Reference Room
  450 Fifth Street, N.W.
  Room 1024
  Washington, D.C. 20549

     Information on the operation of this public reference facility may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov at that contains materials we file electronically with the SEC. Our SEC filings can also be inspected and copied at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This prospectus supplement and accompanying prospectus incorporate by reference important business and financial information about us that is not otherwise included in this prospectus supplement and the accompanying prospectus. The following documents filed by us, Commission File No. 001-11639, with the SEC are incorporated herein by reference and shall be deemed to be a part hereof:

     1. Annual Report on Form 10-K for the fiscal year ended September 30, 2002, filed on December 12, 2002;

     2. Quarterly Reports on Form 10-Q for the three months ended December 31, 2002, filed on February 11, 2003 and for the three months ended March 31, 2003, filed on May 13, 2003;

     3. Current Reports on Form 8-K filed pursuant to Item 5 or Item 7 of Form 8-K on October 11, 2002, October 18, 2002, October 23, 2002, January 22, 2003, February 21, 2003, February 27, 2003, March 28, 2003, April
         11, 2003 and May 28, 2003; and

     4. The "Description of Capital Stock" section of our registration statement on Form 10, filed on February 26, 1996, as amended by Amendment No. 1 on Form 10/A, filed on March 12, 1996, Amendment No. 2 on Form 10/A, filed on March 22, 1996, Amendment No. 3 on Form 10/A, filed on April 1, 1996, Exhibit 99(i) on our Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed on February 14, 2002 and any other amendments or reports for the purpose of updating that description (including this prospectus).

     Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Item 9 or 12 of Form 8-K are not incorporated herein by reference.

     All documents and reports filed by us with the SEC (other than Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished pursuant to Item 9 or 12 of Form 8-K, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

     The preceding list supersedes and replaces the documents listed in the accompanying prospectus under the heading "Incorporation of Certain Information by Reference."

     We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

Corporate Secretary
Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, New Jersey 07974
(908) 582 8500

     Our web site address is www.lucent.com. The information on our web site is not a part of, or incorporated by reference in, this prospectus.

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following information is qualified entirely by, and should be read in conjunction with, the more detailed information appearing elsewhere in and incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus summary may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference to understand fully the terms of the debentures, as well as the tax and other considerations that may be important to you in making a decision about whether to invest in the debentures. You should pay special attention to the "Risk Factors" section of this prospectus supplement to determine whether an investment in the debentures is appropriate for you.

                                  THE COMPANY

     We operate in the global communications networking industry and design and deliver networks for the world's largest communications service providers. Backed by Bell Labs, one of the world's foremost industrial and research development organizations, we rely on our strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next generation networks. Our systems, services and software are designed to help customers quickly deploy and better manage their networks and create new opportunities for revenue-generating services that help businesses and consumers.

     Our principal executive offices are located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 and our telephone number at that location is (908) 582-8500.

                                  THE OFFERING

Issuer........................   Lucent Technologies Inc., a Delaware
                                 corporation.

Securities Offered............   $      aggregate principal amount of   % Series
                                 A Convertible Senior Debentures due 2023 (the
                                 "Series A debentures") and $      aggregate
                                 principal amount of   % Series B Convertible
                                 Senior Debentures due 2025 (the "Series B
                                 debentures" and, collectively with the Series A
                                 debentures, the "debentures"). We have granted
                                 the underwriters an option to purchase up to an
                                 additional $      aggregate principal amount of
                                 Series A debentures and up to an additional
                                 $      aggregate principal amount of Series B
                                 debentures, each to cover overallotments, if any.

Issue Price...................   Both the Series A debentures and the Series B
                                 debentures will be issued at a price of $1,000 per debenture.

Maturity......................   The Series A debentures will mature on June 15,
                                 2023 and the Series B debentures will mature on June 15, 2025, in each case, unless earlier converted, redeemed or purchased by us.

Ranking.......................   The debentures are our unsecured and
                                 unsubordinated obligations and rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The senior indenture under which the debentures will be issued contains no restrictions on the amount of additional indebtedness we may incur. The debentures will effectively rank junior to any of our secured indebtedness to the extent of the assets securing such indebtedness, including any future borrowings under secured bank credit facilities. The debentures will be structurally subordinated to all liabilities of our subsidiaries. See "Risk Factors -- Risks related to the debentures -- The debentures are effectively junior to secured obligations under our bank credit agreement and structurally subordinated to liabilities of our subsidiaries."

Interest......................        % per annum in the case of the Series A
                                 debentures and      % per annum in the case of
                                 the Series B debentures, in each case on the principal amount and payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2003.

Conversion Rights.............   Holders may convert their debentures into
                                 shares of our common stock only under any of the following circumstances:

                                 (i)  during any calendar quarter after the
                                      quarter ending September 30, 2003 (and
                                      only during such calendar quarter) if the sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% of the conversion price per share of our common stock;

                                 (ii) during the five business-day period after
                                      any five consecutive trading day period in which the trading price per debenture for each day of that period was less than 97% of the product of the sale price of our common stock and the conversion rate on each such day;

                                 (iii) if the debentures have been called for
                                       redemption by us; or

                                 (iv) upon the occurrence of specified corporate
                                      transactions described under "Description of the debentures -- Conversion
                                      Rights -- Conversion Upon Specified
                                      Corporate Transactions."

                                 For each $1,000 principal amount of Series A
                                 debentures surrendered for conversion you will
                                 receive       shares of our common stock. This
                                 represents an initial conversion price of
                                 $      per share of common stock based on the
                                 issue price per Series A debenture.

                                 For each $1,000 principal amount of Series B
                                 debentures surrendered for conversion you will
                                 receive       shares of our common stock. This
                                 represents an initial conversion price of
                                 $      per share of common stock based on the
                                 issue price per Series B debenture.

                                 As described in this prospectus supplement, the conversion rates may be adjusted upon the occurrence of certain events, but they will not be adjusted for accrued and unpaid interest. You will not receive any cash payment representing accrued and unpaid interest upon conversion of a debenture. Instead, interest will be deemed cancelled, extinguished and forfeited upon conversion. Debentures called for redemption may be surrendered for conversion prior to the close of business on the business day immediately preceding the redemption date.

Sinking Fund..................   None.

Provisional Redemption........   If the sale price of our common stock has
                                 exceeded 130% of the then applicable conversion price for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the mailing of the notice of redemption, we may:

                                 -  redeem all or a portion of the Series A
                                    debentures at any time after June 20, 2008, but prior to June 20, 2010, and

                                 -  redeem all or a portion of the Series B
                                    debentures at any time after June 20, 2009, but prior to June 20, 2013,

                                 by providing not less than 30 nor more than 60 days' notice by mail to each registered holder of the debentures to be redeemed, at a price equal to 100% of the principal amount of the debentures to be redeemed plus accrued and unpaid interest to the date of redemption and the "make whole" payment.

                                 If we redeem any debentures under these
                                 circumstances, we will pay in cash a "make whole" payment on the redeemed debentures equal to the present value of all remaining scheduled payments of interest on the debentures to be redeemed through and including, in the case of the Series A debentures, June 20, 2010, or, in the case of the Series B debentures, June 20, 2013.

                                 For more information about the provisional redemption of the debentures, see "Description of the Debentures -- Provisional Redemption."

Optional Redemption...........   We may redeem for cash all or a portion of:

                                 - the Series A debentures on or after June 20, 2010, at a price equal to 100% of the principal amount of the Series A debentures to be redeemed plus any accrued and unpaid interest, if any, to but excluding the redemption date; and

                                 - the Series B debentures on or after June 20, 2013, at a price equal to 100% of the principal amount of the Series B debentures to be redeemed plus any accrued and unpaid interest, if any, to but excluding the redemption date.

                                 For more information about redemption of the debentures at our option, see "Description of the Debentures -- Optional Redemption."

Purchase of Debentures by Us
at the Option of the Holder...   Holders of Series A debentures have the right
                                 to require us to purchase all or a portion of their Series A debentures on June 15, 2010,
                                 June 15, 2015 and June 15, 2020, each of which we refer to as a purchase date.

                                 Holders of Series B debentures have the right to require us to purchase all or a portion of their Series B debentures on June 15, 2013 and June 15, 2019, each of which we refer to as a purchase date.

                                 We may, at our option, choose to pay the purchase price in cash, common stock, or a combination of cash and common stock.

                                 In each case, we will pay a purchase price equal to 100% of the principal amount of the debentures to be purchased plus any accrued and unpaid interest, if any, to but excluding the purchase date. If we choose to pay all or part of the purchase price in shares of common stock, the shares will be valued at 5% discount from the market price of our common stock. For more information about the purchase of debentures by us at the option of the holder, see "Description of the Debentures -- Purchase of Debentures by Us at the Option of the Holder."

Fundamental Change............   If we undergo a fundamental change (as defined
                                 under "Description of the Debentures --
                                 Fundamental Change Requires Purchase of
                                 Debentures by Us at the Option of the Holder") prior to maturity, you will have the right, at your option, to require us to purchase all or a portion of your debentures for cash. The cash price we are required to pay is equal to 100% of the principal amount of the debentures to be purchased plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date. For more information about the purchase of debentures by us at the option of the holder following a fundamental change, see
                                 "Description of the Debentures -- Fundamental
                                 Change Requires Purchase of Debentures by Us at the Option of the Holder."

Covenants.....................   The senior indenture governing the debentures
                                 contains certain covenants restricting our ability to:

                                 -  create liens securing certain indebtedness;
                                    and

                                 -  consolidate with or merge into, or sell
                                    substantially all of our assets to, another person.

Form..........................   The debentures will be issued in book-entry
                                 form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC.
                                 You may hold an interest in the global
                                 certificates through DTC, Clearstream,
                                 Luxembourg or Euroclear Bank, as operator of the Euroclear system, directly as a participant or indirectly through organizations that are participants in such system. Beneficial interests in any of the debentures will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, Clearstream, Luxembourg or Euroclear
                                 Bank, and any such interest may not be
                                 exchanged for certificated securities, except in limited circumstances.

Trading.......................   We have not applied and do not intend to apply
                                 for the listing of the debentures on any securities exchange. Our common stock is listed on The New York Stock Exchange under the symbol
                                 "LU."

Use of Proceeds...............   We intend to use the net proceeds from the sale
                                 of the debentures, estimated, after deducting
                                 the underwriting discount and related offering
                                 expenses, to be approximately $
                                 (approximately $          if the underwriters
                                 exercise their overallotment option in full) for the repayment or possible repurchase from time to time of our outstanding debt, convertible preferred stock and/or trust preferred securities, or otherwise for other general corporate purposes.

                                  RISK FACTORS

     You should carefully consider all of the information included or incorporated by reference in this prospectus. In particular, you should evaluate the specific risk factors set forth in the section "Risk Factors" in this prospectus supplement for a discussion of the risks relating to our company and an investment in the debentures.

                                  RISK FACTORS

     Our business, our future performance and forward-looking statements could be affected by general industry and market conditions and growth rates, general U.S. and non-U.S. economic and political conditions, including the global economy, interest rate and currency exchange rate fluctuations and other future events. You should carefully consider the risks described below and review the information contained in the other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before purchasing any debentures.

RISKS RELATED TO OUR BUSINESS

IF THE TELECOMMUNICATIONS MARKET DOES NOT IMPROVE, OR IMPROVES AT A SLOWER PACE THAN THE COMPANY ANTICIPATES, OUR RESULTS OF OPERATIONS WILL CONTINUE TO SUFFER.

     During fiscal 2001 and 2002 and continuing during fiscal 2003 to date, the global telecommunications market has significantly deteriorated, reflecting a significant decrease in the competitive local exchange carrier market, failures of many other start-up telecommunications service providers and a significant reduction in capital spending by established service providers. Our sales and results of operations have been adversely affected by this market deterioration.

     If capital investment levels by service providers continue to decline, or if the telecommunications market does not improve or improves at a slower pace than we anticipate, our revenues and profitability will continue to be adversely affected. In addition, if our sales volume and product mix do not improve, our gross margin percentage may not improve as much as we expect, resulting in lower than expected results of operations. These factors may fluctuate from quarter to quarter.

     The significant slowdown in capital spending in our target markets has created uncertainty as to the level of demand in those markets. In addition, the level of demand can change quickly and can vary over short periods of time, including from month to month. As a result of the uncertainty and variations in our markets, accurately forecasting revenues, results and cash flow is increasingly difficult.

WE INCURRED SIGNIFICANT NET LOSSES IN FISCAL 2001 AND 2002 AND IN THE FIRST AND SECOND QUARTERS OF FISCAL 2003 AND WE EXPECT TO INCUR A NET LOSS FOR FISCAL 2003. IF WE CONTINUE TO INCUR NET LOSSES, OUR ABILITY TO SATISFY OUR CASH REQUIREMENTS MAY BE MORE DIFFICULT AND OUR LEGALLY AVAILABLE SURPLUS MAY BE SIGNIFICANTLY REDUCED OR IMPAIRED.

     We incurred net losses of $264 million and $351 million for the first and second fiscal quarters of 2003, respectively. We incurred net losses of approximately $12 billion and $16 billion in fiscal 2002 and 2001, respectively, and in fiscal 2002 we recorded a $2.9 billion charge to equity on account of our employee benefit plans.

     We expect to have a net loss in fiscal 2003 as well. There can be no assurance that we can return to profitability in the future. If we fail to generate operating income and net income, we could have difficulty meeting our cash requirements, including our debt obligations.

     Our losses and charges to equity have contributed to a significant reduction in our legally available surplus. Under Delaware law we generally can pay dividends on or acquire shares of our capital stock only from our legally available surplus, as defined by Delaware law. The significant reductions of our surplus we have experienced, as well as potential future losses and charges to equity, could adversely affect our ability to pay dividends or to redeem or otherwise satisfy any repurchase obligations with respect to our capital stock.

OUR STRATEGIC DIRECTION AND RESTRUCTURING PROGRAMS MAY NOT YIELD THE BENEFITS WE EXPECT AND COULD EVEN HARM OUR FINANCIAL CONDITION, REPUTATION AND PROSPECTS.

     In connection with our strategic direction and restructuring programs, we have completed or have substantially completed each of the following: exiting certain product lines, outsourcing the manufacturing of most of our products, selectively disposing of certain of our businesses and facilities, reducing the number of countries in which we operate, and significantly reducing our workforce. These activities may not yield the benefits we expect.

     Our strategic direction and restructuring program also may give rise to unforeseen costs, which could wholly or partially offset any expense reductions or other financial benefits we attain as a result of the changes to our business. In addition, if the markets for our products do not improve, we may need to take additional restructuring actions to address these market conditions. Any such additional actions could result in additional restructuring charges.

     Our restructuring programs and our current business plan are designed to get us back to profitability and positive cash flow, but we cannot be certain that this will occur. Our current plan to return to profitability is predicated upon achieving several financial targets, including gross profit margins in the mid 30% range or higher. If we cannot sustain these levels or otherwise reach our financial targets, we may not be able to obtain the cash flow and profitability levels we expect.

OUR SUBSTANTIAL AMOUNT OF DEBT COULD ADVERSELY AFFECT OUR BUSINESS.

     We have a substantial amount of debt. At March 31, 2003, we had approximately $3.4 billion of indebtedness, as well as $1.2 billion of trust preferred securities, and $960 million of convertible preferred stock, outstanding. Upon the expected consolidation of the special purpose trust to which we sold certain customer finance loans and receivables, our consolidated debt will increase by approximately $300 million. Our substantial amount of debt and other obligations could adversely affect our business.

     Under the terms of the agreements governing our debt we are permitted to incur additional debt, including secured debt under bank credit facilities and certain other arrangements, and we may incur a significant amount of additional debt in the future.

WE HAVE SUBSTANTIAL CASH REQUIREMENTS AND MAY REQUIRE ADDITIONAL SOURCES OF FUNDS. ADDITIONAL SOURCES OF FUNDS MAY NOT BE AVAILABLE OR AVAILABLE ON REASONABLE TERMS.

     We have substantial cash requirements both in the near and long term in connection with our operations, capital expenditures, restructuring programs, debt service obligations, pension and postretirement benefit plans and, if we elect to pay in cash and have sufficient surplus, dividends or redemptions for our, preferred stock. We may also fund up to $320 million of our shareowner litigation settlement with cash, shares of our common stock or a combination of both and could be required to fund up to $356 million of certain obligations of the special purpose trust due to the denial of credit insurance by an unaffiliated insurer. We expect to continue to use cash to meet these requirements through the remainder of fiscal 2003. In addition, new product development, which is key to the success of our business, is cash intensive. We cannot provide assurance that our actual cash requirements will not be greater than we currently expect. If the cash we generate from our operations or from our other sources is not available when needed or is insufficient to satisfy our requirements, we may require additional sources of funds through additional operating improvements, asset sales and financing from third parties, or a combination thereof.

     We have entered into a new credit facility which is limited to providing letters of credit and includes a collateral arrangement to, among other things, facilitate lines of credit for our foreign subsidiaries and support our hedging arrangements. The new facility contains covenants setting minimum levels of quarterly operating income and cash and cash equivalents. If we fail to meet any of these covenants, we may be required to provide cash collateral to support letters of credit. We cannot assure you that any other required additional sources of funds would be available or available on reasonable terms. If we do not generate sufficient amounts of capital to meet our cash requirements at the times and on the terms required by us, our business will be adversely affected.

OUR CREDIT RATINGS MAY BE REVIEWED FOR DOWNGRADE, PUT ON CREDIT WATCH OR DOWNGRADED, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Declines in our credit ratings have resulted in increased costs on certain of our financing arrangements. In addition, we have experienced reduced access to credit markets and declines in the price of our common stock, convertible preferred stock, trust preferred securities and debt securities. There can be no assurance that our credit ratings will not be reduced in the future by Moody's, S&P, or any other ratings agency. In addition, our current credit ratings may cause some customers to be unwilling to do business with us on normal terms and conditions, or at all.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY. OUR FAILURE TO COMPETE EFFECTIVELY WOULD HARM OUR BUSINESS.

     The industry in which we operate is highly competitive and we expect that the level of competition on pricing and product offerings will continue to be intensive. Factors that could affect our ability to compete successfully in the industry include: the quality, performance, price, reliability, mix and market acceptance of our products; market acceptance of our competitors' products; efficiency and quality of the production and implementation of our products; and our customer support and reputation.

     We have a number of existing competitors, some of which are very large with substantial technological and financial resources, brand recognition and established relationships with global service providers. In addition, new competitors may enter the industry as a result of shifts in technology. These new competitors, as well as existing competitors, may include entrants from the telecommunications, computer software, computer services, data networking, and semiconductor industries. We cannot assure that we will be able to compete successfully against existing or future competitors. Competitors may be able to offer lower prices, additional or a more attractive mix of products or services, or services or other incentives that we cannot or will not match or do not offer. These competitors may be in a stronger position to respond quickly to new or emerging technologies and may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies, and make more attractive offers to potential customers, employees, and strategic partners. Because we have a unionized workforce at some locations and many of our main competitors are not unionized to the same extent, or at all, our costs may be higher and our profitability may be lower than our competitors.

     In addition, we may have less liquidity and a more limited access to the capital markets as a result of our credit ratings than some of our competitors. Therefore, these competitors may be better positioned to withstand a prolonged downturn in the industry or in the economy as a whole.

A SMALL NUMBER OF OUR CUSTOMERS ACCOUNT FOR A SUBSTANTIAL PORTION OF OUR REVENUES, AND THE LOSS OF ONE OR MORE KEY CUSTOMERS COULD SIGNIFICANTLY REDUCE OUR REVENUES, PROFITABILITY AND CASH FLOW.

     We rely on a few large customers to provide a substantial portion of our revenues. These customers include: AT&T, AT&T Wireless, BellSouth, Cingular, SBC, Sprint, Verizon and Verizon Wireless. Verizon and Verizon Wireless together accounted for approximately 19% of our fiscal 2002 revenues. Our strategy is to target our products and services to the world's largest service providers. In addition, the telecommunications industry has recently experienced a consolidation of both U.S. and non-U.S. companies. As a result of these factors, it is likely that in fiscal 2003 and subsequent years an even greater percentage of our revenues will be attributable to a limited number of large service providers than in years past.

     Reductions, delays or cancellations of orders from one or more of our significant customers or the loss of one or more significant customers in any period could continue to have an adverse effect on our revenues, profitability and cash flow.

WE ARE EXPOSED TO THE CREDIT RISK OF OUR CUSTOMERS AS A RESULT OF OUR CUSTOMER FINANCING ARRANGEMENTS AND ACCOUNTS RECEIVABLE.

     Our credit exposure to our customers makes us vulnerable to downturns in the economy and the industry in general, and to adverse changes in our customers' businesses in particular. Many of the customers to whom we provide financing or with whom we have contracts have been negatively affected by the continued softening in the telecommunications market, and some have filed for bankruptcy or been declared insolvent. As a result, we wrote off some of our accounts receivable and many of our customer financings and sold others at significant discounts. We also recorded reserves or write-offs in our financial statements and may have to record additional reserves or write-offs in the future.

WE RELY ON THIRD PARTIES TO MANUFACTURE MOST OF OUR PRODUCTS AND TO PROVIDE SUBSTANTIALLY ALL OF OUR COMPONENTS. IF THESE THIRD PARTIES FAIL TO DELIVER QUALITY PRODUCTS AND COMPONENTS AT REASONABLE PRICES ON A TIMELY BASIS, WE MAY ALIENATE SOME OF OUR CUSTOMERS, AND OUR REVENUES, PROFITABILITY AND CASH FLOW MAY DECLINE.

     We are increasing our use of contract manufacturers as an alternative to our own manufacturing of products. If these contract manufacturers do not fulfill their obligations to us, or if we do not properly manage these relationships, our existing customer relationships may suffer. In addition, by undertaking these activities, we run the risk that the reputation and competitiveness of our products and services may deteriorate as a result of the reduction of our control over quality and delivery schedules. We also may experience supply interruptions, cost escalations and competitive disadvantages if our contract manufacturers fail to develop, implement or maintain manufacturing methods appropriate for our products and customers.

     Our supply chain and manufacturing process relies on accurate forecasting to provide us with optimal margins and profitability. Because of market uncertainties, forecasting has become much more difficult. In addition, as we come to rely more heavily on contract manufacturers, we may have fewer personnel resources with expertise to manage these third-party arrangements.

WE HAVE LONG-TERM SALES AGREEMENTS WITH A NUMBER OF OUR LARGE CUSTOMERS. SOME OF THESE AGREEMENTS MAY PROVE UNPROFITABLE AS OUR COSTS AND PRODUCT MIX SHIFT OVER THE LIVES OF THE AGREEMENTS.

     We have entered into long-term sales agreements with a number of our large customers. Some of these sales agreements require us to sell products and services at fixed prices over the lives of the agreements, and some require us to sell products and services that we would otherwise discontinue, thereby diverting our resources from developing more profitable or strategically important products. The costs we incur in fulfilling some of our sales agreements may vary substantially from our initial cost estimates. Any cost overruns that we cannot pass on to our customers could adversely affect our results of operations by reducing or eliminating our profit margins.

IF WE FAIL TO MAINTAIN A PRODUCT PORTFOLIO THAT IS ATTRACTIVE TO OUR CUSTOMERS, ENHANCE OUR EXISTING PRODUCTS AND KEEP PACE WITH TECHNOLOGICAL ADVANCES IN OUR INDUSTRY, OR IF WE PURSUE TECHNOLOGIES THAT DO NOT BECOME COMMERCIALLY ACCEPTED, CUSTOMERS MAY NOT BUY OUR PRODUCTS, AND OUR REVENUES, PROFITABILITY AND CASH FLOW MAY BE ADVERSELY AFFECTED.

     The demand for our products can change quickly and in ways that we may not anticipate because markets for our principal products are characterized by: rapid, and sometimes disruptive, technological developments; evolving industry and certification standards; frequent new product introductions and enhancements; changes in customer requirements and a limited ability to accurately forecast future customer orders; evolving methods of building and operating communications systems for our customers; and short product life cycles with declining prices over the life cycle of a product. For example, two of our U.S.-based Mobility customers have selected alternatives to our Time Division Multiple Access technology that we currently sell to them. We do not have products for all of the alternative technologies. Approximately 50% of the decline in our U.S. Mobility revenues in the six months ended March 31, 2003 as compared with the comparable prior year period was attributed to these two customers.

     Our operating results depend, to a significant extent, on our ability to maintain a product portfolio that is attractive to our customers, enhance our existing products and continue to successfully introduce new products on a timely basis. New technological innovations generally require a substantial investment before any assurance is available as to their commercial viability, including, in some cases, certification by U.S. and non-U.S. standards-setting bodies.

     If we fail to make sufficient investments or we focus on technologies that do not become widely adopted, other technologies could render our current and planned products obsolete, resulting in the need to change the focus of our research and development and our product strategies. This will disrupt our business significantly. Being one of the first to make products available is important to the success of a new product, and any delays in bringing a new product to market could have a negative effect on our results of operations. Accordingly, when we do develop appropriate technology, this technology may not be successful if we fail to bring it to market in a timely and commercially feasible manner.

MANY OF OUR CURRENT AND PLANNED PRODUCTS ARE HIGHLY COMPLEX AND MAY CONTAIN DEFECTS OR ERRORS THAT ARE DETECTED ONLY AFTER DEPLOYMENT IN COMMUNICATIONS NETWORKS. IF THAT OCCURS, OUR REPUTATION MAY BE HARMED.

     Our products are highly complex and some of them can only be fully tested when deployed in communications networks or with other equipment. From time to time, our products have contained undetected defects, errors or failures. The occurrence of any defects, errors or failures could result in cancellation of orders, product returns, diversion of our resources, legal actions by our customers or our customers' end-users and other losses to us or to our customers or end-users. Any of these occurrences could also result in the loss of or delay in market acceptance of our products and loss of sales, which would harm our business and adversely affect our revenue and profitability.

OUR SUCCESS DEPENDS ON OUR ABILITY TO RETAIN AND RECRUIT KEY PERSONNEL.

     Our success depends in large part on our ability to recruit and retain highly skilled technical, managerial, sales and marketing personnel. In spite of the economic slowdown, competition for these personnel remains intense. In addition, our recent workforce reductions have increased our dependence on our remaining workforce, as we are relying on our current personnel to assume additional responsibilities. The loss of services of any of our key personnel or our failure to retain and attract qualified personnel in the future could make it difficult for us to meet our key objectives, such as timely product introductions.

WE ARE PARTY TO LAWSUITS, WHICH, IF DETERMINED ADVERSELY TO US, COULD RESULT IN THE IMPOSITION OF DAMAGES AGAINST US AND COULD HARM OUR BUSINESS AND FINANCIAL CONDITION.

     We and certain of our former officers and current and former members of our board of directors are subject to various lawsuits brought by shareowners and classes of shareowners, customers and participants in some of our employee benefit plans, alleging, among other things, violations of federal and state securities laws, ERISA and breaches of various fiduciary obligations. The deterioration in the overall telecommunications market, the decline of our results of operations in fiscal 2002 and 2001, and the consequent impact on our common stock price, have increased the number and nature of the actions being brought and the damages claimed against us. In addition, our substantial workforce reductions appear to have been the catalyst for a number of employment related actions against us. The actions and allegations made against us may increase in the future as we continue to implement our restructuring efforts, which may involve further asset dispositions and workforce reductions.

     On March 27, 2003, we announced that we had reached an agreement in principle to settle the purported securities, ERISA and derivative class action lawsuits and several other related lawsuits against us and our current and former directors, officers and employees. Under the settlement agreement, we will pay $315 million in common stock, cash or a combination of both, at our option. We will also issue warrants to purchase 200 million shares of our common stock, at an exercise price of $2.75 per share and with an expiration date three years from the date of issuance. The settlement requires court approval from various courts before it becomes final. Failure of the court to approve the settlement or a decision by a large proportion of class members to opt out of the settlement could lead to continued litigation.

     There can be no assurance that actions that have been or will be brought against us will be resolved in our favor, or if a significant monetary judgment is rendered against us, that we will have the ability to pay such a judgment. Any losses resulting from these claims could adversely affect our profitability and cash flow.

IF WE FAIL TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR BUSINESS AND PROSPECTS MAY BE HARMED.

     Intellectual property, such as patents, are vital to our business and developing new products and technology that are unique to us is critical to our success. We have numerous United States and foreign patents and numerous pending patents, but we cannot predict whether any patents, issued or pending, will provide us with any competitive advantage, or will be challenged by third parties. Moreover, our competitors may already have applied for patents that, once issued, could prevail over our patent rights or otherwise limit our ability to sell our products. Our competitors also may attempt to design around our patents or copy or otherwise obtain and use our proprietary technology. In addition, patent applications that we have currently pending may not be granted. If we do not receive the patents we seek, or if other problems arise with our intellectual property, our competitiveness could be significantly impaired, which would limit our future revenues and harm our prospects.

WE ARE SUBJECT TO INTELLECTUAL PROPERTY LITIGATION AND INFRINGEMENT CLAIMS, WHICH COULD CAUSE US TO INCUR SIGNIFICANT EXPENSES OR PREVENT US FROM SELLING OUR PRODUCTS.

     From time to time, we receive notices from third parties of potential infringement and receive claims of potential infringement when we attempt to license our intellectual property to others. Intellectual property litigation can be costly and time consuming and divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. A successful claim by a third party of patent or other intellectual property infringement by us could compel us to enter into costly royalty or license agreements or force us to pay significant damages and may even require us to stop the sale of certain of our products.

WE ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS, THE COMPLIANCE WITH, AND LIABILITIES PURSUANT TO WHICH COULD BE COSTLY AND RESTRICT OUR OPERATIONS.

     We are subject to a wide range of environmental, health and safety laws, including laws relating to the use, disposal, clean up of, and human exposure to, hazardous substances. In the United States, these laws often require parties to fund remedial action regardless of fault. Although we believe our reserves are adequate to cover our environmental liabilities, factors such as the discovery of additional contaminants, the extent of remediation and compliance expenses, and the imposition of additional cleanup obligations at Superfund and other sites could cause our capital expenditures and other expenses relating to remediation activities to exceed the amount reflected in our environmental reserve and adversely affect our results of operations or cash flows. Compliance with and liabilities under existing or future environmental, health and safety laws could cause the suspension of production, restrict our ability to expand facilities, require us to acquire costly pollution control equipment or modify manufacturing processes or incur other significant expenses.

RAPID CHANGES TO EXISTING REGULATIONS OR TECHNICAL STANDARDS OR THE IMPLEMENTATION OF NEW REGULATIONS OR TECHNICAL STANDARDS UPON PRODUCTS AND SERVICES NOT PREVIOUSLY REGULATED COULD BE DISRUPTIVE, TIME CONSUMING AND COSTLY TO US.

     Many of our products and services are developed in reliance upon existing regulations and technical standards, our interpretation of unfinished technical standards or the lack of such regulations and standards. Rapid changes to existing regulations and technical standards or the implementation of new regulations and technical standards upon products and services not previously regulated could adversely affect development, demand, sale and warranty of our products and services, thus increasing our costs and decreasing the demand for our products and services.

WE CONDUCT A SIGNIFICANT AMOUNT OF OUR OPERATIONS OUTSIDE THE UNITED STATES, WHICH SUBJECTS US TO SOCIAL, POLITICAL AND ECONOMIC RISKS OF DOING BUSINESS IN FOREIGN COUNTRIES AND MAY CAUSE OUR PROFITABILITY TO DECLINE DUE TO INCREASED COSTS.

     We have significant operations in foreign countries, including manufacturing facilities, sales personnel and customer support operations. For the first six months of fiscal 2003 and fiscal 2002, we derived approximately 39% and 34%, respectively, of our revenues from sales outside the United States, with the foreign markets including China, Germany, India and Saudi Arabia. We manufacture a portion of our products outside the United States. We are also dependent on international suppliers for many of our components and subassemblies and assembly of some of our products. We are concentrating sales and marketing, product development, services and supply chain resources to meet the global needs of the world's largest service providers and to follow the geographic footprint of our large service provider customers around the world to the approximately 20 core countries in which these customers do business. We are, therefore, subject to the risks inherent in doing business in foreign countries. These risks include: tariffs and duties, price controls, restrictions on foreign currencies and trade barriers imposed by foreign countries; exchange controls and fluctuations in currency exchange rates; difficulties in staffing and managing international operations; political or social unrest or economic instability; the risk of nationalization of private enterprises by foreign governments; adverse tax consequences, including imposition of withholding or other taxes on payments by subsidiaries; and the effects of health crises, such as the recent developments relating to severe acute respiratory syndrome, or SARS.

     Difficulties in some foreign financial markets and economies could also inhibit demand from our customers in the affected countries. Any or all of these factors could have a material adverse impact on our global business operations. Although we attempt to manage our exposure to risks from fluctuations in foreign currency exchange rates, through our regular operating and financing activities and, when deemed appropriate, derivative financial instruments, our attempts may not always be successful. A significant change in the value of the United States dollar against the currency of one or more countries where we sell products to local customers or make purchases from local suppliers may materially adversely affect our operating results.

OUR COMMON STOCK HAS TRADED IN THE PAST YEAR AT PRICES BELOW $1.00 AND COULD BE SUBJECT IN THE FUTURE TO DELISTING BY THE NEW YORK STOCK EXCHANGE.

     Our common stock currently trades on the New York Stock Exchange. Under the New York Stock Exchange requirements, a stock is required to maintain a minimum trading price and can be delisted and not allowed to trade on the exchange if the average closing price of the stock over a 30 trading-day period is less than $1.00. As of October 17, 2002, our common stock had failed to meet this minimum trading price requirement because the average closing price for 30 trading days was below $1.00. The New York Stock Exchange gave us notice that we had six months to cure this problem or our common stock could be delisted. Upon conclusion of the six-month cure period on April 25, 2003, our common stock traded over the $1.00 threshold, and it continues to do so as of the date of this prospectus supplement. We may, however, not be able to maintain a common stock price above the $1.00 threshold in order to prevent delisting in the future.

     In response to the notice of possible delisting from the New York Stock Exchange, we requested authorization from our shareowners to effect a reverse stock split until February 18, 2004, which our shareowners approved in February 2003. We have not undertaken this reverse stock split. If however the price of our common stock were to again fall below the $1.00 threshold for a sustained period, we would likely consummate a reverse stock split. We may elect to effect the reverse stock split even if our common stock price does not fall below $1.00. There can be no guarantee that this would result in a sustained trading price for our common stock sufficient to prevent future delisting or that the reverse stock split would not adversely affect the adjusted market price of our common stock.

     If our common stock is delisted, trading our stock may become more difficult and our stock price could decrease even further. If our common stock is not listed on a national securities exchange or NASDAQ, many potential investors will not purchase our common stock, limiting the trading market for our stock even further. If delisting by the New York Stock Exchange does occur, our common stock would likely be removed from the Standard & Poor's 500 index, which would also limit the trading market for our common stock.

WE HAVE RISKS RELATED TO OUR PENSION AND POSTRETIREMENT BENEFIT PLANS.

     We currently maintain U.S. pension plans under the Employee Retirement Income Security Act of 1974, or ERISA, that cover various categories of employees and retirees. Liabilities related to 32,000 active employees and 127,000 retired employees make up approximately 95% of the total obligations under these pension plans. The remaining 5% of the liabilities are attributable to approximately 90,000 beneficiaries and former employees with deferred vested pension rights. Separate trusts are maintained for management participants and for represented participants to fund these pension obligations. Our obligations to make contributions to fund benefit obligations under the pension plans are based on the performance of the financial markets, particularly the equity markets, and interest rates. Funding obligations are determined under ERISA and are measured as of December 31 of each year utilizing the value of assets and liabilities on that date. If the financial markets do not provide the long-term returns that are expected under the ERISA funding calculation, the likelihood of our being required to make contributions increases. The equity markets can be, and recently have been, very volatile, and therefore our estimate of future contribution requirements can change dramatically in relatively short periods of time. Similarly, changes in interest rates can impact our contribution requirements. In a low interest rate environment, the likelihood of required contributions in the future increases.

     With respect to the management pension plan, we do not expect to be required to make a contribution for fiscal 2003 or 2004. However, because of the volatility of the financial markets and fluctuations in interest rates, we could be required to make contributions as early as fiscal 2005. With respect to the represented pension plan, we do not currently foresee a need to make any contributions, but this could change if the equity markets decline substantially.

     Approximately 127,000 of our current retirees are also covered by postretirement healthcare benefit plans. With respect to management retirees, we expect we will only need to make minimal, if any, cash payments in fiscal 2003 for these healthcare benefits. However, we do expect to make benefit payments from our operating cash flow in fiscal 2004 and beyond. Although it is difficult to estimate these expected future payments, our current view of the funding requirement is approximately $350 million annually. With respect to represented retirees, we do not expect to have to make cash payments before fiscal 2006 or 2007 due to assets currently held in a separate trust to fund these payments.

     The cost of providing postretirement healthcare benefits continues to rise. We expect to take steps designed to reduce the overall cost of providing postretirement healthcare benefits and to reduce the share of these costs borne by us, consistent with legal requirements and our collective bargaining obligations. There can be no assurance that we will be successful in reducing these costs.

     If we are required to make significant contributions to fund the pension plans or make significant cash payments for retiree healthcare benefits, our cash flow available for other uses may be significantly reduced. In addition, if we are unable at any time to meet any required funding obligations for the pension plans, or if the Pension Benefit Guaranty Corporation (PBGC) concludes that, as insurer of certain plan benefits, our risk may increase unreasonably if the plans continue, under ERISA the PBGC could terminate the plans and place liens on material amounts of our assets.

RISKS RELATED TO THE DEBENTURES

THE DEBENTURES ARE EFFECTIVELY JUNIOR TO SECURED OBLIGATIONS UNDER OUR BANK CREDIT AGREEMENTS AND STRUCTURALLY SUBORDINATED TO LIABILITIES OF OUR SUBSIDIARIES.

     The debentures are our unsecured and unsubordinated obligations and rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. As of March 31, 2003, we had approximately $3 billion (excluding the liabilities of our subsidiaries) outstanding in unsecured and unsubordinated indebtedness.

     The debentures will be effectively junior to our secured obligations, including those incurred under our new bank credit agreement and our indemnification obligations relating to the special purpose trust to which we sold certain customer finance loans and receivables, which are secured by substantially all our assets, and to secured obligations incurred under any future credit facilities, receivables and real estate arrangements and certain other arrangements. As of March 31, 2003, $760 million of outstanding obligations, including, among other things, letters of credit, external sharing debt and obligations relating to our hedging activities, were secured by substantially all our assets and effectively senior to the debentures. The debentures will also be effectively junior to our secured guarantee of our subsidiaries' obligations under the bank credit agreement.

     In addition, the debentures will be structurally subordinated to all indebtedness and other obligations of our subsidiaries. As of March 31, 2003, our subsidiaries had approximately $2.9 billion of outstanding liabilities, including trade payables, all of which are structurally senior to the debentures. In addition, in connection with the expected consolidation of our special purpose trust in fiscal 2003, we expect that, upon consolidation, the indebtedness of our consolidated subsidiaries will increase by approximately $300 million. See "Capitalization."

     The indenture under which the debentures will be issued contains no restrictions on the amount of additional senior indebtedness we may incur, the amount of indebtedness that may be secured under our new bank credit agreement or future credit facilities, receivables and real estate arrangements and certain other arrangements or the amount of liabilities our subsidiaries may incur.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO PURCHASE THE DEBENTURES UPON A FUNDAMENTAL CHANGE OR OTHER PURCHASE DATE, AS REQUIRED BY THE SENIOR INDENTURE GOVERNING THE DEBENTURES.

     Holders of the Series A debentures may require us to purchase their Series A debentures on June 15, 2010, June 15, 2015 and June 15, 2020. Holders of the Series B debentures may require us to purchase their Series B debentures on June 15, 2013 and June 15, 2019. In addition, holders of the debentures also may require us to purchase their debentures for cash upon a fundamental change as described under "Description of the Debentures -- Fundamental Change Requires Purchase of Debentures by Us at the Option of the Holder." A fundamental change also may constitute an event of default, and result in the acceleration of the maturity of our then existing indebtedness, under another indenture or other agreement. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the purchase price in cash for the debentures tendered by holders. Although we may choose to pay the purchase price (other than in the event of a fundamental change) in cash, common stock, or a combination of cash and common stock, if the amount of stock to be issued in connection with any such purchase equals or exceeds 20% of the voting power of our outstanding stock prior to the issuance in connection with the purchase, we may, under New York Stock Exchange rules, be required to obtain approval of our stockholders for the issuance. Failure by us to purchase the debentures when required will result in an event of default with respect to the debentures.

THE TRADING PRICES FOR THE DEBENTURES WILL BE DIRECTLY AFFECTED BY THE TRADING PRICES OF OUR COMMON STOCK.

     The trading prices of the debentures in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market after the offering of the debentures, or the perception that such sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of our common stock. Any other arbitrage could, in turn, affect the trading prices of the debentures.

AN ACTIVE TRADING MARKET FOR THE DEBENTURES MAY NOT DEVELOP.

     The debentures comprise a new issue of securities for which there is currently no public market. We do not plan to list the debentures on any securities exchange or to include them in any automated quotation system. We cannot assure you that an active trading market for the debentures will develop or as to the liquidity or sustainability of any such market, your ability to sell the debentures or the price at which you will be able to sell your debentures. Future trading prices of the debentures will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common stock and the market for similar securities.

IF YOU HOLD DEBENTURES, YOU WILL NOT BE ENTITLED TO ANY RIGHTS WITH RESPECT TO OUR COMMON STOCK, BUT YOU WILL BE SUBJECT TO ALL CHANGES MADE WITH RESPECT TO OUR COMMON STOCK.

     If you hold debentures, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your debentures and in limited cases under the anti-dilution adjustments of the debentures. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK AND THEREBY MATERIALLY AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

     We are not restricted from issuing additional common stock during the life of the debentures and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, in turn, the price of the debentures. We have issued approximately 700 million shares of our common stock in connection with the retirement of certain trust preferred securities, convertible preferred stock and debt obligations, the payment of convertible preferred stock dividends and a contribution to a trust used to fund certain retiree healthcare benefits. We may continue to issue additional shares of our common stock in connection with our convertible preferred stock dividends and with our efforts to reduce our trust preferred securities, convertible preferred stock and debt obligations either through privately negotiated exchanges or by raising cash which may be used to retire a portion of these obligations. We may also issue additional shares of our common stock in connection with the August 2004 put obligation related to our convertible preferred stock, which has a liquidation value of $943 million as of May 13, 2003, and our shareowner litigation settlement to satisfy these obligations or to raise cash at various times which could be used to satisfy these obligations when due.

     The conversion rates of the debentures will not be adjusted for most issuances of common stock, including the issuance of our common stock to retire our trust preferred securities, convertible preferred stock and debt obligations, to pay dividends on our convertible preferred stock or for the settlement of litigation.

     We have also entered into an agreement with UBS Warburg to sell from time to time up to 100 million shares of our common stock.

OUR CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS, AND SEVERAL OTHER FACTORS, COULD LIMIT ANOTHER PARTY'S ABILITY TO ACQUIRE US AND COULD DEPRIVE YOU OF THE OPPORTUNITY TO OBTAIN A TAKEOVER PREMIUM FOR YOUR SHARES OF COMMON STOCK.

     A number of provisions that are in our certificate of incorporation and by-laws will make it difficult for another company to acquire us and for you to receive any related takeover premium for our common stock. See "Antitakeover Effects of Certain Provisions of our Certificate of Incorporation and By-Laws" under "Description of Capital Stock" in the accompanying prospectus.

                                USE OF PROCEEDS

     We estimate the net proceeds from our sale of the debentures in this
offering, after deducting estimated expenses of $          and underwriting
discounts and commissions, to be approximately $          million (or
$          if the underwriters exercise their over-allotment option in full). We expect to use the net proceeds of this offering for the repayment or possible repurchase from time to time of our outstanding debt, convertible preferred stock and/or trust preferred securities, including in connection with exercises by holders of our convertible preferred stock of their put rights in 2004, or otherwise for other general corporate purposes.

        RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED
            FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

     The following table sets forth our consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividend requirements for the periods shown.

                                             SIX MONTHS
                                               ENDED      FISCAL YEAR ENDED SEPTEMBER 30,
                                             MARCH 31,    --------------------------------
                                                2003      2002   2001   2000   1999   1998
                                             ----------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges.........     --(a)     --(b)  --(c)  4.6    7.2    4.3
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividend
  Requirements.............................     --(a)     --(b)  --(c)  4.6    7.2    4.3

---------------

(a) Our earnings were insufficient to cover our fixed charges by $931 million and our earnings were insufficient to cover our combined fixed charges and preferred stock dividend requirements by $992 million during the six months ended March 31, 2003.
(b) Our earnings were insufficient to cover our fixed charges by $7,087 million and our earnings were insufficient to cover our combined fixed charges and preferred stock dividend requirements by $7,254 million during fiscal 2002.
(c) Our earnings were insufficient to cover our fixed charges by $19,860 million and our earnings were insufficient to cover our combined fixed charges and preferred stock dividend requirements by $19,888 million during fiscal 2001.

     Fixed charges consist of interest expense on all indebtedness and that portion of operating lease rental expense that is representative of the interest factor. Preferred stock dividend requirements consist of the amount of pre-tax earnings that is required to pay the dividends on our outstanding preferred stock.

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization at March 31, 2003 on an actual basis and on an adjusted basis to give effect to this offering, after deducting underwriting discounts and commissions and estimated offering expenses.

     The financial data in the following table are derived from our unaudited consolidated balance sheet as of March 31, 2003, as adjusted for this offering. The following data are qualified in their entirety by our financial statements and other information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. The information set forth below assumes that the underwriters have not exercised their over-allotment option. You should read this table in conjunction with "Use of Proceeds."

                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
                                                                  (IN MILLIONS)
Cash and cash equivalents and short term investments........  $  3,439       $
                                                              ========       ===
Debt maturing within one year...............................  $    271       $
Long-term debt..............................................     3,170
Company-obligated mandatorily redeemable preferred
  securities of subsidiary trust............................     1,152
                                                              --------       ---
     Total debt(1)..........................................     4,593
                                                              --------       ---
8.00% redeemable convertible preferred stock................       960
Shareowners' deficit:
Common stock................................................        41
Additional paid-in capital..................................    21,978
Accumulated deficit.........................................   (22,640)
Accumulated other comprehensive loss........................    (3,249)
                                                              --------       ---
  Total shareowners' deficit................................    (3,870)
                                                              --------       ---
     Total capitalization...................................  $  1,683       $
                                                              ========       ===

---------------

(1) In fiscal 2000 and 2001 we sold some of our customer finance loans and receivables to a special purpose trust, all of which are in default. We anticipate that we will consolidate the special purpose trust no later than the fourth quarter of fiscal year 2003. Upon such consolidation, our consolidated debt will increase by approximately $300 million. See "Guarantees and Indemnification Agreements" and "Variable Interest Entities" in Note 10 to our Consolidated Financial Statements and "Management's Discussion and Analysis of Results of Operations and Financial
    Condition -- Liquidity and Capital Resources -- Special Purpose Entities" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     Our common stock is listed for trading on the New York Stock Exchange, under the trading symbol "LU." The following table presents the reported high and low sales prices of the common stock as reported on the NYSE and the dividends declared per share for the fiscal quarters indicated.

                                                             HIGH     LOW     DIVIDENDS
                                                            ------   ------   ---------
Year Ended September 30, 2001:
  First Quarter...........................................  $34.50   $12.19     $0.02
  Second Quarter..........................................   21.13     9.15      0.02
  Third Quarter...........................................   11.50     5.16      0.02
  Fourth Quarter..........................................    7.90     5.25      0.00
Year Ended September 30, 2002:
  First Quarter...........................................    8.75     5.37      0.00
  Second Quarter..........................................    7.50     4.10      0.00
  Third Quarter...........................................    5.03     1.48      0.00
  Fourth Quarter..........................................    2.94     0.71      0.00
Year Ending September 30, 2003:
  First Quarter...........................................    1.99     0.55      0.00
  Second Quarter..........................................    2.03     1.24      0.00
  Third Quarter (through May 28, 2003)....................    2.57     1.41      0.00

     On May 28, 2003, the closing sale price of our common stock on the New York Stock Exchange was $2.28 per share. At the close of business on May 27, 2003, there were 1,449,089 holders of record of our common stock.

     We eliminated our quarterly dividend in the fourth fiscal quarter of 2001 and do not anticipate paying any dividends on our common stock in the foreseeable future.

                         DESCRIPTION OF THE DEBENTURES

     We will issue the debentures under a senior indenture between us and The
Bank of New York, as trustee, to be dated as of June   , 2003, as supplemented
by the first supplemental indenture, to be dated as of June   , 2003 (as so
supplemented, the "senior indenture"). This description of the particular terms of the debentures supplements, and to the extent that the terms are inconsistent, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. This description is not complete, and we refer you to the accompanying prospectus and the terms of the senior indenture. The senior indenture has been, and the supplemental indenture will be, filed with the SEC. You should read them in their entirety in order to completely understand the terms of the debentures. As used in this description, references to "we," "us," "our" or "Lucent" do not include any current or future subsidiary of Lucent.

GENERAL

     The Series A debentures will be limited to $ million aggregate principal amount ($ million aggregate principal amount if the underwriters exercise in full their over-allotment option to purchase additional Series A debentures). The Series B debentures will be limited to $ million aggregate principal amount ($ million aggregate principal amount if the underwriters exercise in full their over-allotment option to purchase additional Series B debentures). The Series A debentures will mature on June 15, 2023 and the Series B debentures will mature on June 15, 2025, in each case, unless earlier converted, redeemed or purchased by us.

     You have the option, subject to fulfillment of certain conditions and during the periods described below, to convert your debentures into shares of our common stock. The initial conversion rate for the Series A debentures is shares of our common stock per $1,000 principal amount of Series A
debentures (equivalent to an initial conversion price of $   per share of common
stock), and the initial conversion rate for the Series B debentures is shares of our common stock per $1,000 principal amount of Series B debentures
(equivalent to an initial conversion price of $      per share of common stock).
Each conversion rate is subject to adjustment if certain events occur. Upon conversion of a debenture, you will, except as set forth below, receive only shares of our common stock and a cash payment to account for fractional shares.

     We may redeem the Series A debentures at our option at any time on or after June 20, 2010 (or earlier if the price of our common stock reaches certain levels), in whole or in part, at a price equal to 100% of the principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. We may redeem the Series B debentures at our option at any time on or after June 20, 2013 (or earlier if the price of our common stock reaches certain levels), in whole or in part, at a price equal to 100% of the principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. Our right to redeem the debentures at our option is discussed below under "-- Optional Redemption," and our right to redeem the debentures if the price of our common stock reaches certain levels is discussed below under "-- Provisional Redemption."

     The debentures will initially be offered at a price to investors of $1,000 per debenture. The debentures will be issued only in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. Principal and interest on the debentures will be payable at the office of the paying agent, which initially will be an office or agency of the trustee, or any office or agency maintained by us for that purpose, in the Borough of Manhattan, The City of New York, or at our option, such payments may be made by check mailed to the holders of the debentures at their respective addresses set forth in the register of the holder of the debentures.

     As used in this prospectus supplement, "business day" means, with respect to any debenture, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

     When we refer to "common stock," we mean Lucent Technologies Inc. Common Stock, par value $.01 per share (as defined in our certificate of incorporation), which is the only outstanding class of our common stock.

RANKING

     The debentures are our unsecured and unsubordinated obligations and rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. As of March 31, 2003, we had approximately $3 billion (excluding the debt of our subsidiaries) outstanding in unsecured and unsubordinated indebtedness. The senior indenture under which the debentures will be issued contains no restrictions on the amount of additional indebtedness we may incur. The debentures will be effectively junior to obligations incurred under our new bank credit agreement and our indemnification obligations relating to the special purpose trust to which we sold certain customer finance loans and receivables, which are secured by substantially all of our assets, and to secured obligations incurred under future credit facilities, receivables and real estate financing arrangements and certain other arrangements that are secured. As of March 31, 2003, approximately $760 million in letters of credit outstanding and other obligations were secured by substantially all of our assets and effectively senior to the debentures. In addition, the debentures will be structurally subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligation to pay, or make funds available to pay, any amounts due on the debentures. As of March 31, 2003, our subsidiaries had approximately $2.9 billion of outstanding liabilities, including trade payables, all of which are structurally senior to the debentures. See "Risk
Factors -- Risks related to the debentures -- The debentures are effectively junior to obligations under our bank credit agreement and structurally subordinated to liabilities of our subsidiaries."

INTEREST

     The Series A debentures will bear interest at a rate of   % per annum and
the Series B debentures will bear interest at a rate of   % per annum. Interest
shall be payable semi-annually on June 15 and December 15 of each year, commencing December 15, 2003, to the person in whose name such debenture is registered at the close of business on the preceding June 1 or December 1. Interest will be calculated on the basis of a 360-day year, consisting of twelve
30-day months, and will accrue from June   , 2003 or from the most recent
interest payment date to which interest has been paid or duly provided for.

     If any interest payment date, maturity date, redemption date or purchase date (including upon the occurrence of a fundamental change, as described below) of a debenture falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or purchase date (including upon the occurrence of a fundamental change), as the case may be, to the date of that payment on the next succeeding business day.

CONVERSION RIGHTS

     Subject to the conditions and during the periods described below, holders may convert their debentures into our common stock at any time prior to the stated maturity, unless previously redeemed or purchased. For each $1,000 principal amount of the debentures surrendered for conversion, a holder may convert any outstanding debentures into our common stock at initial conversion rates of:

     -    shares of our common stock per Series A debenture, equal to an initial
       conversion price of approximately $      , and

     -    shares of our common stock per Series B debenture, equal to an initial
       conversion price of approximately $      .

     The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. A holder may convert fewer than all of such holder's debentures so long as the debentures converted are an integral multiple of $1,000 principal amount.

     Upon conversion of a debenture, a holder will not receive any cash payment of interest (unless such conversion occurs between a regular record date and the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of the full number of shares of our common stock into which the debenture is convertible, together with any cash payment for such holder's fractional shares, will be deemed to satisfy our obligation to pay the principal amount of the debenture. As a result, any accrued but unpaid interest to the conversion date is deemed to be cancelled, extinguished and forfeited upon conversion. For a discussion of the tax treatment to you of receiving our common stock upon conversion, see "Certain U.S. Federal Income Tax Considerations."

     If a holder converts debentures, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax.

     If a holder wishes to exercise its conversion right, such holder must deliver an irrevocable duly completed conversion notice, together, if the debentures are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required, and pay any transfer or similar tax, if required. The conversion agent will, on the holder's behalf, convert the debentures into shares of our common stock. Holders may obtain copies of the required form of the conversion notice from the conversion agent. A certificate, or a book-entry transfer through DTC, for the number of full shares of our common stock into which any debentures are converted, together with a cash payment for any fractional shares, will be delivered through the conversion agent as soon as practicable, but no later than the fifth business day, following the conversion date. The trustee will initially act as the conversion agent.

     If a holder has already delivered a purchase notice as described under either "-- Purchase of Debentures by Us at the Option of the Holder" or "-- Fundamental Change Requires Purchase of Debentures by Us at the Option of the Holder" with respect to a debenture, however, the holder may not surrender that debenture for conversion until the holder has withdrawn the purchase notice in accordance with the senior indenture.

     Holders of debentures at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such debentures at any time after the close of business on the applicable regular record date. Debentures surrendered for conversion by a holder during the period from the close of business on any regular record date to the opening of business on the next interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the debentures; provided, however, that no such payment need be made (1) if we have specified a redemption date that is after a record date and on or prior to the next interest payment date, (2) if we have specified a purchase date following a fundamental change that is after a record date and on or prior to the next interest payment date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such debenture.

     Holders may surrender their debentures for conversion into shares of our common stock prior to stated maturity in only the following circumstances.

  CONVERSION UPON SATISFACTION OF SALE PRICE CONDITION

     A holder may surrender any of its debentures for conversion into shares of our common stock in any calendar quarter (and only during such calendar quarter) after the quarter ending September 30, 2003 if the sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% of the applicable conversion price per share of our common stock on such last trading day.

     The "sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. The sale price will be determined without reference to after-hours or extended market trading.

     If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

     If our common stock is not so quoted, the "sale price" will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

     "Trading day" means a day during which trading in securities generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or, if our common stock is not then quoted on Nasdaq, on the principal other market on which our common stock is then traded.

  CONVERSION UPON SATISFACTION OF TRADING PRICE CONDITION

     You may surrender your debentures for conversion into our common stock prior to maturity during the five business days immediately following any five consecutive trading day period in which the trading price per $1,000 principal amount of debentures (as determined following a request by a holder of the debentures in accordance with the procedures described below) for each day of that period was less than 97% of the product of the sale price of our common stock and the then applicable conversion rate (the "97% Trading Exception"); provided, however, that if, on the date of any conversion of the Series A debentures pursuant to the 97% Trading Exception that is on or after June 15, 2020, or any conversion of the Series B debentures pursuant to the 97% Trading Exception that is on or after June 15, 2022, the sale price of our common stock is greater than the applicable conversion price for the Series A debentures or the Series B debentures, as applicable, then you will receive upon conversion of the Series A or the Series B debentures, in lieu of common stock based on the then applicable conversion rate for your debentures, cash, common stock or a combination of cash and common stock, at our option, with a value equal to the principal amount of your debenture plus accrued and unpaid interest, if any, as of the conversion date, which we refer to as a "principal value conversion." If you surrender your debentures for conversion and it is a principal value conversion, we will notify you by the second trading day following the date of conversion whether we will pay you the principal amount plus accrued and unpaid interest, if any, in cash, common stock or a combination of cash and common stock, and in what percentage. Any common stock delivered upon a principal value conversion will be valued at the greater of the then applicable conversion price on the conversion date and the sale price on the third trading day after the conversion date. We will pay you any portion of the principal amount plus accrued and unpaid interest, if any, to be paid in cash on the third trading day after the conversion date. With respect to any portion of the principal amount plus accrued and unpaid interest, if any, to be paid in common stock, we will deliver the common stock to you on the fifth trading day following the conversion date.

     For financial accounting purposes, the ability to convert upon satisfaction of trading price condition will constitute an embedded derivative, the initial value of which is not material to our consolidated financial position. Any material changes in its value will be reflected in our future income statements, in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." We do not believe that such future changes in value will have a significant effect on our future reported results of operations.

     The "trading price" of the debentures on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of debentures obtained by the trustee for $5,000,000 principal amount of the debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, this one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the debentures from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of the debentures will be deemed to be less than 97% of the product of the sale price of our common stock and the then applicable conversion rate.

     In connection with any conversion upon satisfaction of the above trading price condition, the trustee shall have no obligation to determine the trading price of the debentures unless we have requested such determination;

and we shall have no obligation to make such request unless you provide us with reasonable evidence that the trading price per $1,000 principal amount of the debentures would be less than 97% of the product of the sale price of our common stock and the then applicable conversion rate; at which time, we shall instruct the trustee to determine the trading price of the debentures beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 97% of the product of the sale price of our common stock and the then applicable conversion rate.

  CONVERSION UPON NOTICE OF REDEMPTION

     If we call any or all of the debentures for redemption, holders may convert debentures into our common stock at any time prior to the close of business on the business day immediately preceding the redemption date, even if the debentures are not otherwise convertible at such time. If a holder already has delivered a purchase notice with respect to a debenture, however, the holder may not surrender that debenture for conversion until the holder has withdrawn the purchase notice in accordance with the senior indenture.

  CONVERSION UPON SPECIFIED CORPORATE TRANSACTIONS

     If we elect to:

     - distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 45 days after the date of the distribution, shares of our common stock at less than the sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution, or

     - distribute to all holders of our common stock our assets, debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 15% of the sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution, we must notify the holders of the debentures at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their debentures for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place, even if the debentures are not otherwise convertible at such time. No holder may exercise this right to convert if the holder otherwise may participate in the distribution without conversion. The ex-dividend date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

     In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock would be converted into cash or property other than securities, a holder may surrender debentures for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction. If we engage in certain reclassifications of our common stock or are a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of our assets pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a debenture into our common stock will be changed into a right to convert a debenture into the kind and amount of cash, securities or other property that the holder would have received if the holder had converted its debentures immediately prior to the applicable record date for such transaction. If the transaction also constitutes a fundamental change, as defined below, a holder can require us to purchase all or a portion of its debentures as described below under "-- Fundamental Change Requires Purchase of Debentures by Us at the Option of the Holder."

  CONVERSION RATE ADJUSTMENTS

     The conversion rate will be subject to adjustment from time to time as follows:

     (1) Stock splits and combinations. In case we, at any time or from time to time after the issue date of the debentures:

             - subdivide or split the outstanding shares of our common stock,

             - combine or reclassify the outstanding shares of our common stock into a smaller number of shares or

             - issue by reclassification of the shares of our common stock any shares of our capital stock,

then, and in each such case, the conversion rate in effect immediately prior to that event or the record date therefor, whichever is earlier, will be adjusted so that the holder of any debentures thereafter surrendered for conversion will be entitled to receive the number of shares of our common stock or of our other securities which the holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had those debentures been surrendered for conversion immediately before the occurrence of that event or the record date therefor, whichever is earlier.

     (2) Stock dividends in common stock. In case we, at any time or from time to time after the issue date of the debentures, pay a dividend or make a distribution in shares of our common stock on our common stock other than dividends or distributions of shares of common stock or other securities with respect to which adjustments are provided in paragraph (1) above, and the total number of shares constituting the dividend or distribution exceeds 10% of the total number of shares of common stock outstanding at the close of business on the record date fixed for determination of stockholders entitled to receive the dividend or distribution, the conversion rate will be adjusted by dividing:

        - the conversion rate immediately prior to the record date fixed for determination of stockholders entitled to receive the dividend or distribution by

        - a fraction, the numerator of which will be the number of shares of common stock outstanding at the close of business on that record date and the denominator of which will be the sum of that number of shares and the total number of shares issued in that dividend or distribution.

     In case the total number of shares constituting that dividend or distribution does not exceed 10% of the total number of shares of common stock outstanding at the close of business on the record date fixed for that dividend or distribution, the shares of common stock will be considered to be issued as a dividend or distribution at the time of any such next succeeding dividend or other distribution in which the number of shares of common stock issued, together with the number of shares issued in all previous such dividends and distributions for which no adjustment to the conversion rate has been made, exceeds 10% of the total number of shares of common stock outstanding at the close of business on the record date for such dividend or distribution.

     (3) Issuance of rights or warrants. In case we issue to all holders of our common stock rights or warrants expiring within 45 days entitling those holders to subscribe for or purchase our common stock at a price per share less than the current market price, the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive those rights or warrants will be increased by dividing:

        - the conversion rate by

        - a fraction, the numerator of which is the sum of the number of shares of our common stock outstanding at the close of business on that record date and the number of shares of common stock that the aggregate offering price of the total number of shares of our common stock so offered for subscription or purchase would purchase at the current market price and the denominator of which is the sum of the number of shares of common stock outstanding at the close of business on that record date and the number of additional shares of our common stock so offered for subscription or purchase.

     For purposes of this paragraph (3), the issuance of rights or warrants to subscribe for or purchase securities convertible into shares of our common stock will be deemed to be the issuance of rights or warrants to purchase shares of our common stock into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount, if any, payable upon conversion of those securities into shares of our common stock. This adjustment will be made successively whenever any such event occurs. For purposes of this paragraph, the current market price of our common stock means the average of the sale prices of our common stock for the five consecutive trading days selected by our board of directors beginning not more than 20 trading days before, and ending not later than the date immediately preceding the record date for the relevant event.

     (4) Distribution of indebtedness, securities or assets. In case we distribute to all holders of our common stock, whether by dividend or in a merger, amalgamation or consolidation or otherwise, evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets (other than common stock, rights or warrants referred to in paragraph (3) above, a dividend payable exclusively in cash, shares of capital stock or similar equity interests in the case of a spin-off, as described in the second succeeding paragraph, and other than as a result of a fundamental change described in paragraph (5) below), the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:

- the conversion rate by

- a fraction, the numerator of which is the current market price of our common stock and the denominator of which is the current market price of the common stock plus the fair market value, as determined by our board of directors, whose determination in good faith will be conclusive, of the portion of those evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of common stock.

     This adjustment will be made successively whenever any such event occurs. For purposes of this paragraph, current market price of our common stock means the average of the sale prices of our common stock for the first 10 trading days from, and including, the first day that the common stock trades
"ex-distribution."

     In respect of a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a spin-off, the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:

     - the conversion rate by

     - a fraction, the numerator of which is the current market price of our common stock and the denominator of which is the current market price of the common stock plus the fair market value, determined as described below, of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

     The adjustment to the conversion rate under the preceding paragraph will occur at the earlier of:

     - the tenth trading day from, and including, the effective date of the spin-off and

     - the date of the initial public offering of the securities being distributed in the spin-off, if that initial public offering is effected simultaneously with the spin-off.

     For purposes of this section, "initial public offering" means the first time securities of the same class or type as the securities being distributed in the spin-off are bona fide offered to the public for cash.

     In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of our common stock means the average of the sale prices of those securities over the first 10 trading days after the effective date of the spin-off. Also, for purposes of a spin-off, the current market price of our common stock means the average of the sale prices of our common stock over the first 10 trading days after the effective date of the spin-off.

     If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the sale price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

     (5) Fundamental changes. For purposes of this paragraph (5), the term fundamental change means any transaction or event, including any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of our common stock are converted into or exchanged for stock, other securities, cash or assets. If a fundamental change occurs, the holder of each debenture outstanding immediately before that fundamental change occurred that remains outstanding after the fundamental change will have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash and assets that the holder would have received if that debenture had been converted immediately prior to the fundamental change.

     (6) Self-tender. In case we or any of our subsidiaries engage in a tender or exchange offer (other than an odd-lot tender offer as described in Rule 13e-4(h) of the Exchange Act) for all or any portion of our common stock that will expire, and such tender or exchange offer, as amended upon the expiration thereof, will require the payment to stockholders of consideration per share of common stock having a fair market value, as determined by the board of directors, whose determination in good faith will be conclusive, that as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer, as it may be amended, which we refer to as the expiration time, exceeds the sale price per share of common stock as of the trading day next succeeding the expiration time, the conversion rate shall be increased so that it will equal the rate determined by dividing the conversion rate in effect immediately prior to the expiration time by a fraction the numerator of which will be the number of shares of common stock outstanding, including any tendered or exchanged shares, at the expiration time multiplied by the sale price per share of common stock as of the trading day next succeeding the expiration time and the denominator of which will be the sum of:

          - the fair market value, determined as described above, of the aggregate consideration payable to stockholders based on the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of all shares of common stock validly tendered or exchanged and not withdrawn as of the expiration time, the shares of common stock deemed so accepted, up to any such maximum, being referred to as the purchased shares; and

          - the product of the number of shares of common stock outstanding, less any purchased shares, at the expiration time and the sale price per share of common stock as of the trading day next succeeding the expiration time, such increase to become effective as of the opening of business on the trading day next succeeding the expiration time. In the event that we are obligated to purchase shares of common stock pursuant to any such tender or exchange offer, but we are permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the conversion rate will again be adjusted to be the conversion rate that would then be in effect if such tender or exchange offer had not been made.

     (7) Extraordinary cash distribution. In case we pay a dividend or make a distribution in cash on our common stock and the amount of cash constituting the dividend or distribution exceeds, together with all other cash distributions we have made on our common stock in the preceding 12 months for which an adjustment has not been made previously pursuant to this paragraph, 15% of the current market price of our common stock at the close of business on the day that the common stock trades ex-distribution, the conversion rate in effect immediately before the close of business on the day that the common stock trades ex-distribution, will be adjusted by dividing:

        - the conversion rate by

        - a fraction, the numerator of which will be the current market price of our common stock and the denominator of which is the current market price of our common stock plus the amount per share of such dividend or distribution, to the extent it exceeds 15% of the current market price of our common stock at the close of business on the day that the common stock trades ex-distribution.

For the purpose of this paragraph, the current market price of our common stock will be the average of the sale prices of our common stock for the period of five consecutive trading days after the common stock trades ex-distribution.

     We will not, however, be required to give effect to any adjustment in the conversion rate pursuant to any of the foregoing paragraphs (1) through (7) unless and until the net effect of one or more adjustments, each of which will be carried forward until counted toward adjustment, will have resulted in a change of the conversion rate by at least 1%, and when the cumulative net effect of more than one adjustment so determined will be to change the conversion rate by at least 1%, that change in the conversion rate will be given effect. In the event that, at any time as a result of the provisions of this section, the holders of debentures upon subsequent conversion become entitled to receive any shares of our capital stock other than common stock, the number of those other shares so receivable upon conversion of debentures will thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this section.

     There will be no adjustment to the conversion rate in case of the issuance of any shares of our stock in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as provided in this section.

     In any case in which this section requires that an adjustment as a result of any event become effective from and after a record date, we may elect to defer until after the occurrence of that event:

     - issuing to the holder of any debentures converted after that record date and before the occurrence of that event the additional shares of common stock issuable upon that conversion over and above the shares issuable on the basis of the conversion rate in effect immediately before adjustment; and

     - delivering cash in lieu of a fractional share of common stock.

     Our board of directors will have the power to resolve any ambiguity or, subject to applicable law, correct any error in this section, and its action in so doing will be final and conclusive.

     If we take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, and we thereafter and before the distribution to stockowners legally abandon such plan to pay or deliver the dividend or distribution, then no adjustment in the conversion rate then in effect shall be required by reason of taking of such record.

     We may make such increases in the conversion rate, in addition to those set forth above, as our board of directors consider to be advisable to avoid or diminish any income tax to holders of our common stock or rights to purchase our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or any event treated as such for income tax purposes.

     To the extent permitted by applicable law, we may from time to time increase the conversion rate by any amount for any period of at least twenty days, if the increase is irrevocable during such period and our board of directors shall have made a determination that such increase is in the best interests of the company, which determination shall be conclusive. Whenever the conversion rate is adjusted pursuant to the foregoing sentence, we will provide notice to the holders of debentures of the increase at least fifteen days prior to the date the increase takes effect, and the notice shall state the increased conversion rate and the period during which it will be in effect.

     No adjustment to the conversion rate or the ability of a holder of a debenture to convert will be made if the holder will otherwise participate in the distribution without conversion or in certain other cases.

     The applicable conversion rate will not be adjusted:

     - upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

     - upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

     - upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the debentures were first issued;

     - for a change in the par value of the common stock; or

     - for accrued and unpaid interest, if any.

     You will receive, upon conversion of the debentures, in addition to common stock, the rights under our rights plan unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of common stock, shares of our capital stock, evidences of indebtedness or assets as described above, subject to readjustment in the event of subsequent expiration, termination or redemption of such rights.

PROVISIONAL REDEMPTION

     If the sale price of our common stock has exceeded 130% of the then applicable conversion price for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the mailing of the notice of redemption, we may:

     - redeem for cash all or a portion of the Series A debentures at any time after June 20, 2008, but prior to June 20, 2010, and

     - redeem for cash all or a portion of the Series B debentures at any time after June 20, 2009, but prior to June 20, 2013,

by providing not less than 30 nor more than 60 days' notice by mail to each registered holder of the debentures to be redeemed, at a price equal to 100% of the principal amount of the debentures to be redeemed plus any accrued and unpaid interest to but excluding the redemption date (except as described below under "-- Optional Redemption") and the "make whole" payment described below.

     If we redeem any debentures under these circumstances, we will pay in cash a "make whole" payment on the redeemed debentures equal to the present value of all remaining scheduled payments of interest on the debentures to be redeemed through and including, in the case of the Series A debentures, June 20, 2010, and, in the case of the Series B debentures, June 20, 2013. The present value of the remaining interest payments will be computed using a discount rate equal to the Treasury Yield. "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) that has become publicly available at least two business days prior to the date fixed for conversion (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term, in the case of the Series A debentures, to June 20, 2010, and, in the case of the Series B debentures, to June 20, 2013; provided, however, that if the then remaining term to June 20, 2010, or June 20, 2013, as applicable, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to June 20, 2010, or June 20, 2013, as applicable, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     We must pay these "make whole" payments on all Series A debentures called for redemption pursuant to this section prior to June 20, 2010, and on all Series B debentures called for redemption pursuant to this section prior to June 20, 2013, including on any Series A debentures or Series B debentures converted after the date we mail the applicable notice.

OPTIONAL REDEMPTION

     We will provide not less than 30 nor more than 60 days' notice mailed to each registered holder of the debentures to be redeemed. If the redemption notice is given and funds deposited as required, then interest will cease to accrue on and after the redemption date on the debentures or portions of such debentures called for redemption. No sinking fund is provided for the debentures.

     If we decide to redeem fewer than all of the outstanding debentures (pursuant to a provisional or optional redemption), the trustee will select the debentures to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, or on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of your debentures for partial redemption and you convert a portion of your debentures, the converted portion will be deemed to be from the portion selected for redemption.

     On or after June 20, 2010, we may redeem for cash all or a portion of the Series A debentures at any time for a price equal to 100% of the principal amount of the Series A debentures to be redeemed plus any accrued and unpaid interest to but excluding the redemption date (except as described below).

]On or after June 20, 2013, we may redeem for cash all or a portion of the Series B debentures at any time for a price equal to 100% of the principal amount of the Series B debentures to be redeemed plus any accrued and unpaid interest to but excluding the redemption date (except as described below).

     If a redemption date for either the Series A debentures or Series B debentures falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding record date and pay 100% of the principal amount of the debentures to be redeemed to the person who presents the debentures for redemption on the redemption date.

PURCHASE OF DEBENTURES BY US AT THE OPTION OF THE HOLDER

     Holders have the right to require us to purchase all or a portion of their debentures on the following purchase dates:

     - in the case of the Series A debentures, on June 15, 2010, June 15, 2015 and June 15, 2020; and

     - in the case of the Series B debentures, on June 15, 2013 and June 15, 2019.

The purchase price payable will be equal to 100% of the principal amount of the debentures to be purchased plus any accrued and unpaid interest to but excluding the purchase date.

     As discussed below under "-- Election to Pay Purchase Price in Common Stock," we may elect to pay the purchase price of the debentures in cash, common stock, or in any combination of cash and our common stock. We may in the future without your consent amend the senior indenture to eliminate our ability to pay the purchase price for the debentures in common stock on any purchase date after the date of that amendment.

     We will be required to purchase any outstanding debentures for which a holder delivers a written purchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 23 business days prior to the relevant purchase date until the close of business on the third business day prior to the purchase date. If the purchase notice is given and withdrawn during such period, we will not be obligated to purchase the related debentures. Also, as described in the "Risk Factors" section of this prospectus supplement under the caption "We may not have the ability to raise the funds necessary to purchase the debentures upon a fundamental change or other purchase date, as required by the senior indenture governing the debentures," we may not have funds sufficient to purchase the debentures when we are required to do so.

     On or before the 23rd business day prior to each purchase date, we will provide to the trustee, any paying agent and to all holders of the debentures at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:

     - whether we will pay the purchase price of the debentures in cash, common stock, or any combination thereof, specifying the percentages of each;

     - if we elect to pay in common stock, the method of calculating the market price of the common stock, as described under "-- Election to Pay Purchase Price in Common Stock" below;

     - the name and address of the trustee, any paying agent and the conversion agent; and

     - the procedures that holders must follow to require us to purchase their debentures.

     The purchase notice given by each holder electing to require us to purchase their debentures must state:

     - in the case of debentures in certificated form, the certificate numbers of the holder's debentures to be delivered for purchase;

     - the portion of the principal amount of debentures to be purchased, in integral multiples of $1,000;

     - that the debentures are to be purchased by us pursuant to the applicable provision of the debentures and the senior indenture; and

     - in the event we elect, pursuant to the notice that we are required to give, to pay the purchase price in common stock, in whole or in part, but the purchase price is ultimately to be paid to the holder entirely in cash because any condition to payment of the purchase price or portion of the purchase price in common stock is not satisfied prior to the close of business on the purchase date, as described below, whether the holder elects:

      - to withdraw the purchase notice as to some or all of the debentures to which it relates; or

      - to receive cash in respect of the entire purchase price for all debentures or portions of debentures subject to such purchase notice.

     If the holder fails to indicate the holder's choice with respect to the election described in the fourth bullet point above, the holder shall be deemed to have elected to receive cash in respect of the entire purchase price for all debentures subject to the purchase notice in these circumstances.

     If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

     Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

     No debentures may be purchased at the option of holders if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the purchase price of the debentures.

     You may withdraw any purchase notice in whole or in part by a written notice of withdrawal delivered to the trustee or any paying agent prior to the close of business on the third business day prior to the purchase date. The notice of withdrawal must state:

     - the principal amount of the withdrawn debentures;

     - if certificated debentures have been issued, the certificate numbers of the withdrawn debentures; and

     - the principal amount, if any, which remains subject to the purchase notice.

     If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

     You must either effect book-entry transfer or deliver the debentures, together with necessary endorsements, to the office of the trustee or any paying agent after delivery of the purchase notice to receive payment of the purchase price. You will receive payment promptly following the later of the purchase date or the time of book-entry transfer or the delivery of the debentures. If the trustee or any paying agent holds money or securities sufficient to pay the purchase price of the debentures on the business day following the purchase date, then:

     - the debentures will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the debentures is made or whether or not the debentures are delivered to the paying agent); and

     - all other rights of the holder will terminate (other than the right to receive the purchase price upon delivery or transfer of the debentures).

  ELECTION TO PAY PURCHASE PRICE IN COMMON STOCK

     We may, at our option, elect to pay the purchase price in cash, shares of our common stock valued at a discount of 5% from the market price of our common stock, or any combination thereof. If the amount of stock to be issued in connection with any purchase equals or exceeds 20% of the voting power of our outstanding stock prior to the issuance in connection with the purchase, we may, under New York Stock Exchange rules, be required to obtain the approval of our stockholders for such an issuance. Our future credit facilities and other indebtedness may contain restrictions on our ability to pay the purchase price of the debentures in cash. We may pay the purchase price in shares of our common stock only if such shares are eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement. We will notify the holders of the debentures upon the determination of the actual number of shares of common stock deliverable upon any purchase of the debentures.

     Our right to purchase debentures, in whole or in part, with shares of common stock is subject to our satisfying various conditions, including:

     - the listing of such shares of common stock on the principal United States securities exchange on which the common stock is then listed or, if not so listed, on Nasdaq;

     - the registration of the common stock under the Exchange Act, if required; and

     - any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

     If such conditions are not satisfied with respect to a holder prior to the close of business on any purchase date, we will pay the purchase price of such holder's debentures entirely in cash unless our credit facilities or other contractual obligations prohibit us from paying the purchase price in cash. We may not change the form or components or percentages of components of consideration to be paid for the debentures once we have given any notice that we are required to give to holders of the debentures, except as described in the first sentence of this paragraph.

     The "market price" of our common stock means the average of the sale prices (as defined above) of our common stock for the twenty trading day period ending on the third business day prior to the applicable purchase date (if the third business day prior to the applicable purchase date is a trading day, or if not, then on the last trading day prior to the third business day), appropriately adjusted to take into account the occurrence, during the period commencing on the first trading day during the twenty trading day period and ending on the purchase date, of any event that would result in an adjustment to the conversion rate of the debentures, as described above under "-- Conversion Rate Adjustments."

     Because the market price of our common stock is determined prior to the applicable purchase date, holders of the debentures bear the market risk with respect to the value of our common stock to be received from the date the market price is determined to the purchase date. We may pay the purchase price or any portion of the purchase price in shares of our common stock only if the information necessary to calculate the market price is publicly available. In connection with any redemption offer, we will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, including filing a Schedule TO or any other required schedule under the Exchange Act.

     Payment of the purchase price for debentures is conditioned upon book-entry transfer of or physical delivery of certificates representing the debentures, together with necessary endorsements, to the trustee or any paying agent at any time after delivery of the redemption notice. Payment of the purchase price for the debentures will be made promptly following the later of the purchase date and the time of book-entry transfer of or physical delivery of the debentures.

FUNDAMENTAL CHANGE REQUIRES PURCHASE OF DEBENTURES BY US AT THE OPTION OF THE HOLDER

     If a fundamental change (as defined below) occurs at any time prior to maturity, you will have the right, at your option, to require us to purchase any or all of your debentures for cash, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The cash price we are required to pay is equal to 100% of the principal amount of the debentures to be purchased plus any accrued and unpaid interest to but excluding the fundamental change purchase date (unless the fundamental change purchase date falls after a record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding record date).

     A "fundamental change" will be deemed to have occurred at the time after the debentures are originally issued that any of the following occurs:

          (1) if any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b) (1) under the Exchange Act becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of our voting stock; or

          (2) if we consolidate or merge with or into any other person, other than a consolidation or merger under a transaction in which the outstanding voting stock of us remains outstanding or is changed into or exchanged for cash, securities or property with the effect that the beneficial owners of the outstanding voting stock of us immediately before that transaction, beneficially own, directly or indirectly, more than 50% of the voting stock, measured by voting power rather than number of shares, of the surviving corporation immediately following that transaction; or

          (3) upon the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of our company and its subsidiaries considered as a whole; or

          (4) if during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election or appointment by such board or whose nomination for election by our stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our board of directors then in office.

     A fundamental change will not be deemed to have occurred in respect of either of the foregoing, however, if either:

          (1) the sale price per share of our common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the fundamental change or the public announcement thereof (in the case of a fundamental change under the first bullet above) or the period of 10 consecutive trading days ending immediately before the fundamental change (in the case of a fundamental change under the second, third and fourth bullets above) shall equal or exceed 105% of the then applicable conversion price of the debentures immediately after the later of the fundamental change and the public announcement thereof; or

          (2) at least 95% of the consideration in the fundamental change transaction consists of shares of capital stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market, and as a result of the transaction, the debentures become convertible solely into this capital stock.

     For purposes of the above paragraphs:

     - the term capital stock of any person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person; and

     - the term voting stock of any person means capital stock of such person which ordinarily has voting power for the election of directors, or persons performing similar functions, of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

     On or before the 10th day after the occurrence of a fundamental change, we will provide to all holders of the debentures and the trustee and any paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

     - the events causing a fundamental change;

     - the date of the fundamental change;

     - the last date on which a holder may exercise the purchase right;

     - the fundamental change purchase price;

     - the fundamental change purchase date;

     - the name and address of the paying agent and the conversion agent;

     - the applicable conversion rate and any adjustments to the applicable conversion rate;

     - the debentures with respect to which a fundamental change purchase notice has been given by the holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the senior indenture; and

     - the procedures that holders must follow to require us to purchase their debentures.

     Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our web site or through such other public medium as we may use at that time.

     To exercise the purchase right, you must deliver prior to the close of business on the business day immediately preceding the fundamental change purchase date, subject to extension to comply with applicable law, the debentures to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled "Form of Fundamental Change Purchase Notice" on the reverse side of the debentures duly completed, to the trustee or any paying agent. Your purchase notice must state:

     - if certificated, the certificate numbers of your debentures to be delivered for purchase;

     - the portion of the principal amount of debentures to be purchased, which must be $1,000 or an integral multiple thereof; and

     - that the debentures are to be purchased by us pursuant to the applicable provisions of the debentures and the senior indenture.

     If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

     You may withdraw any fundamental change purchase notice (in whole or in part) by a written notice of withdrawal delivered to the trustee or any paying agent prior to the close of business on the third business day prior to the fundamental change purchase date. The notice of withdrawal shall state:

     - the principal amount of the withdrawn debentures;

     - if certificated debentures have been issued, the certificate numbers of the withdrawn debentures; and

     - the principal amount, if any, which remains subject to the fundamental change purchase notice.

If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

     We will be required to purchase the debentures as of the business day to be specified by us that is not less than 30 nor more than 45 days after the occurrence of the relevant fundamental change, which we refer to as the fundamental change purchase date. You will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of the debentures. If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the debentures on the business day following the fundamental change purchase date, then:

     - the debentures will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the debentures is made or whether or not the debenture is delivered to the trustee or any paying agent); and

     - all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price upon delivery or transfer of the debentures).

     The rights of the holders to require us to purchase their debentures upon a fundamental change could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other offerings of debt securities similar to the debentures that have been marketed by the underwriters. The terms of the fundamental change purchase feature resulted from negotiations between the underwriters and us.

     The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the debentures upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

     No debentures may be purchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change purchase price of the debentures.

     The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the debentures to require us to purchase its debentures as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

     If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. See "Risk Factors" under the caption "We may not have the ability to raise the funds necessary to purchase the debentures upon a fundamental change or other purchase date, as required by the senior indenture governing the debentures." If we fail to purchase the debentures when required following a fundamental change, we will be in default under the senior indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

MERGERS AND SALES OF ASSETS

     The senior indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to another person unless the conditions described in the accompanying prospectus under "Description of Debt Securities -- Mergers and Sales of Assets" are satisfied. Although transactions that satisfy those conditions are permitted under the senior indenture, some of those transactions could constitute a fundamental change (as defined above) permitting each holder to require us to purchase the debentures of such holder as described above.

CERTAIN COVENANTS

     The senior indenture will contain covenants including, among others, the following:

  LIMITATION ON LIENS

     We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien (other than existing Liens) securing Specified Indebtedness of any nature whatsoever on any of its properties or assets, whether owned at the issue date of the debentures or thereafter acquired without effectively providing that the debentures are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the debentures, prior to) the obligations so secured for so long as such obligations are so secured.

  CERTAIN DEFINITIONS USED IN THE LIMITATIONS ON LIENS COVENANT

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

     "Restricted Subsidiary" means any subsidiary other than an Unrestricted Subsidiary.

     "Specified Indebtedness" means any indebtedness for borrowed money that (i) is in the form of, or represented by, bonds or other securities (other than promissory notes or similar evidence of indebtedness under bank loans or similar financing agreements) or any guarantee thereof and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act); provided, that, for the avoidance of doubt, in no event shall any receivables financing facility or arrangement pursuant to which any subsidiary purchases or otherwise acquires accounts receivable of Lucent or any Restricted Subsidiaries and enters into third party financing thereof be considered Specified Indebtedness.

     "Unrestricted Subsidiary" means any subsidiary 50% or less of the voting stock of which is owned directly by Lucent and/or one or more Restricted Subsidiaries.

EVENTS OF DEFAULT

     Each of the following constitutes an event of default with respect to each series of debentures:

     - failure to pay principal of or any premium on any debenture when due, including upon maturity, redemption or purchase by us at the option of the holder (upon the occurrence of a fundamental change or exercise by a holder of its option to require us to purchase such holder's debentures);

     - default for 30 days in the payment of interest when due on the debentures;

     - failure to give you notice of your right to require us to purchase your debentures upon a fundamental change;

     - default in our obligation to satisfy our conversion obligation upon exercise of a holder's conversion right;

     - failure to comply with the obligations described under "Description of Debt Securities -- Mergers and Sales of Assets" in the accompanying prospectus;

     - failure to comply for 30 days after notice with any of the other covenants set forth in this prospectus supplement;

     - failure to comply for 60 days after notice with other agreements contained in the senior indenture relating to the debentures;

     - failure to pay when due principal, interest or premium aggregating $100,000,000 or more with respect to any of our indebtedness or the acceleration of any such indebtedness, which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within 30 days after notice;

     - any final judgment or judgments for the payment of money in excess of $100,000,000 shall be rendered against us and shall not be discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; and

     - certain events of bankruptcy, insolvency or reorganization affecting us.

     In addition, the holders of at least a majority in aggregate principal amount of the outstanding debentures may waive an existing default as described in the senior indenture with respect to the debentures and its consequences, other than:

          (i) any default in any payment of redemption price, purchase price or fundamental change purchase price with respect to any debentures; or

          (ii) any default that constitutes a failure to convert any debenture in accordance with its terms and the terms of the senior indenture.

MODIFICATION AND WAIVER

     In addition to those provisions described in the accompanying prospectus under the heading "Description of Debt Securities -- Modification of the Indenture," the senior indenture (including the terms and conditions of the debentures) cannot be modified or amended without the consent of the holder of each outstanding debenture to:

     - reduce the redemption price, purchase price or fundamental change purchase price of the debentures; and

     - make any change that impairs or adversely affects the conversion rights of any of the debentures.

     We and the trustee may modify the senior indenture without the consent of the holders of the debentures for the purposes described in the accompanying prospectus under the heading "Description of Debt Securities--Modification of the Indenture," and, in addition, we may modify the senior indenture to amend the terms of the debentures to eliminate our right to elect to pay in common stock all or part of the purchase price for the debentures as described above under "--Purchase of Debentures by Us at the Option of the Holder."

CALCULATIONS IN RESPECT OF DEBENTURES

     We will be responsible for making all calculations called for under the debentures. These calculations include, but are not limited to, determinations of the market prices of our common stock, accrued interest payable on the debentures and the conversion price of the debentures. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of debentures. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of debentures upon the request of that holder.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     We will issue the debentures in registered form, without interest coupons. Holders may present debentures for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the Corporate Trust Office of the trustee in The City of New York.

NOTICES

     Except as otherwise described herein, notice to registered holders of the debentures will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

CONCERNING THE TRUSTEE

     The Bank of New York is the trustee for the debentures. The Bank of New York also serves as trustee for our other debt securities. We and the trustee may have had, and continue to have, other customary banking arrangements, including stock transfer agent, lending and depositary relationships.

     The trustee is under no obligation to exercise any of its powers at the request of any of the holders of the debentures unless those holders have offered to the trustee security or indemnity satisfactory to it against the cost, expenses and liabilities it might incur as a result. The holders of a majority in principal amount of the debentures outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or the exercise of any trust or power of the trustee. The trustee will not be liable for any action that it takes or omits to take in good faith in accordance with any such direction.

                               BOOK-ENTRY SYSTEM

     We have obtained the information in this section concerning The Depository Trust Company, or DTC, and its book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

     The debentures initially will be represented by one or more fully registered global debentures. Each global debenture will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co., DTC's nominee.

     You may hold your interests in the global debentures in the United States through DTC, either as a participant in such system or indirectly through organizations which are participants in such system. So long as DTC or its nominee is the registered owner of the global debentures, DTC or such nominee will be considered the sole owner and holder of the debentures for all purposes of the debentures and the senior indenture. Except as provided below, owners of beneficial interests in the debentures will not be entitled to have the debentures registered in their names, will not receive or be entitled to receive physical delivery of the debentures in definitive form and will not be considered the owners or holders of the debentures under the senior indenture, including for purposes of receiving any reports that we or the trustee deliver pursuant to the senior indenture. Accordingly, each person owning a beneficial interest in a debenture must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of debentures.

     Investors may elect to hold interests in the global debentures held by DTC through Clearstream Banking, societe anonyme, "Clearstream, Luxembourg," or Euroclear Bank S.A./N.V. as operator of the Euroclear System, the "Euroclear operator," if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear operator's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

     Unless and until we issue the debentures in fully certificated form under the limited circumstances described below under the heading "-- Certificated Debentures":

     - you will not be entitled to receive physical delivery of a certificate representing your interest in the debentures;

     - all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

     - all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the debentures, for distribution to you in accordance with DTC procedures.

THE DEPOSITORY TRUST COMPANY

     DTC will act as securities depositary for the debentures. The debentures will be issued as fully registered global debentures registered in the name of Cede & Co. DTC is:

     - a limited-purpose trust company organized under the New York Banking Law;

     - a "banking organization" under the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" under the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provision of Section 17A of the Securities Exchange Act of 1934.

     DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

     Direct participants of DTC include securities brokers and dealers (including underwriters), banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

     If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, the debentures, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

     Title to book-entry interests in the debentures will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the debentures may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the debentures may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the debentures among Clearstream, Luxembourg, the Euroclear operator and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and DTC. Beneficial owners will not receive physical delivery of certificates representing their ownership interests in the debentures, except as provided below in "-- Certificated Debentures."

     To facilitate subsequent transfers, all debentures deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of debentures with DTC and their registration in the name of Cede & Co. has no effect on beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debentures. DTC's records reflect only the identity of the direct participants to whose accounts such debentures are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners (including, by Clearstream, Luxembourg or Euroclear, as applicable) will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

BOOK-ENTRY FORMAT

     Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to the beneficial owners. You may experience some delay in receiving your payments under this system.

     Initial settlement for the global debentures will be made in immediately available funds. Secondary market trading between DTC's participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depositary, however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the debentures to or receiving interests in the debentures from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

     Because of time-zone differences, credits of interests in the debentures received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Credits of interests or any transactions involving interests in the debentures received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following DTC settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the debentures by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the debentures among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

     The trustee will not recognize you as a holder under the senior indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a debenture if one or more of the direct participants to whom the debenture is credited direct DTC to take such action. DTC can only act on behalf of its direct participants. Your ability to pledge debentures to indirect participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your debentures.

CERTIFICATED DEBENTURES

     Unless and until they are exchanged, in whole or in part, for debentures in definitive form in accordance with the terms of the debentures, the debentures may not be transferred except as a whole by DTC to a nominee of DTC; as a whole by a nominee of DTC to DTC or another nominee of DTC; or as a whole by DTC or nominee of DTC to a successor of DTC or a nominee of such successor.

     We will issue debentures to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

     - we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, and the trustee or we are unable to locate a qualified successor within 90 days; or

     - we, at our option, elect to terminate use of the book-entry system through DTC.

     If any of the two above events occurs, DTC is required to notify all direct participants that debentures in fully certificated registered form are available through DTC. DTC will then surrender the global debentures along with instructions for re-registration. The trustee will re-issue the debentures in full certificated registered form and will recognize the registered holders of the certificated debentures as holders under the senior indenture.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a discussion of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of debentures and shares of our common stock acquired upon conversion or repurchase of the debentures. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. The discussion addresses holders who acquire debentures upon original issuance at their original issue price and who hold the debentures and shares of our common stock as capital assets. This discussion does not address all the tax consequences that might be relevant to holders in light of their particular circumstances such as:

     - certain financial institutions;

     - insurance companies;

     - dealers in securities or foreign currencies;

     - persons who hold debentures or shares of our common stock acquired upon conversion or repurchase of the debentures as part of a straddle, hedge, conversion transaction or other integrated investment;

     - U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

     - partnerships or other entities classified as partnerships for U.S. Federal income tax purposes;

     - persons who own 10% or more of our voting stock;

     - persons subject to the alternative minimum tax; or

     - tax-exempt organizations.

     If a partnership holds debentures or shares of our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding debentures or shares of our common stock, you are urged to consult your tax adviser.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF DEBENTURES AND SHARES OF OUR COMMON STOCK.

CHARACTERIZATION OF THE DEBENTURES

     In the opinion of our tax counsel, Cravath, Swaine & Moore LLP, the debentures will be treated as indebtedness for U.S. Federal income tax purposes. By acquiring debentures, you agree to treat the debentures as indebtedness as well. If, however, the debentures are recharacterized as equity, the U.S. Federal income tax consequences could differ from the consequences described below. Specifically, if you are a non-U.S. holder, as defined below, payments made to you on the debentures could be subject to U.S. withholding tax. You should consult your tax adviser regarding the consequences to you of the possible recharacterization of the debentures as equity. The remainder of this discussion assumes that the characterization of the debentures as indebtedness will be respected for U.S. Federal income tax purposes.

U.S. HOLDERS

     The following discussion applies to you only if you are a "U.S. holder." For purposes of this discussion, a U.S. holder is a beneficial owner of debentures that is for U.S. Federal income tax purposes:

     - an individual U.S. citizen or resident alien;

     - a corporation, or other entity taxable as a corporation for U.S. Federal income tax purposes, created or organized under the laws of the U.S. or any political subdivision thereof;

     - an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

     - a trust if (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

     INTEREST

     Payments of interest on the debentures will be taxable as ordinary income at the time the interest accrues or is received, in accordance with your method of accounting for U.S. Federal income tax purposes.

     CONVERSION OF DEBENTURES

     In general, you will not recognize income, gain or loss upon conversion of a debenture into shares of our common stock except with respect to cash received in lieu of a fractional share. Your tax basis in the shares of our common stock received upon conversion of debentures will be equal to your aggregate tax basis in the debentures less any portion of your tax basis allocable to cash received in lieu of a fractional share. Your holding period for those shares of common stock will include the period during which you held the debentures prior to conversion. Cash received in lieu of a fractional share of common stock should be treated as a payment in exchange for the fractional share. As a result, you will generally recognize taxable gain or loss on the receipt of cash in lieu of a fractional share equal to the difference between the amount of cash received and your tax basis in the fractional share.

     CONVERSION RATE ADJUSTMENTS

     You might be treated as receiving a constructive distribution of stock from us if the conversion rate of the debentures is adjusted. Adjustments that have the effect of increasing your proportionate interest in our assets or earnings and profits and that are not made pursuant to a bona fide, reasonable anti-dilution formula can give rise to deemed dividend income to you even though you would not receive any cash related to that adjustment. A taxable constructive stock distribution might result, for example, if the conversion rate of the debentures is adjusted to compensate you for distributions of cash or property to our shareholders.

     REPURCHASE OF DEBENTURES BEFORE MATURITY

     Repurchase of debentures solely for common stock. Receipt of only common stock on the repurchase of debentures will be treated in the same manner as the receipt of common stock on the conversion of debentures, as described above under "Conversion of Debentures," except that you will recognize ordinary interest income to the extent that a portion of the common stock is a payment of accrued interest. Your tax basis in the shares of common stock attributable to accrued interest will be equal to the amount of the accrued interest included in income and your holding period for those shares will begin on the day after the date of the repurchase.

     Repurchase of debentures solely for cash. The repurchase of debentures solely for cash will be a taxable disposition of the debentures and will be treated as described below under "Sale or Disposition of Debentures or Shares of our Common Stock." In the case of a provisional redemption of debentures, the "make whole" payment on the debentures equal to the present value of all remaining scheduled payments of interest will be treated as part of the amount realized on the redemption and not as interest. See "Description of the Debentures -- Provisional Redemption."

     Repurchase of debentures for a combination of cash and common stock. If you receive a combination of cash and shares of our common stock on the repurchase of debentures, you will recognize gain equal to the lesser of (i) the gain realized on the repurchase and (ii) the amount of cash received other than in lieu of a fractional share. The gain will generally be treated as capital gain, and as long-term capital gain if you held the debentures for more than one year. No loss will be recognized on the repurchase of debentures for a combination of cash and shares of our common stock other than with respect to cash received in lieu of a fractional share.

     Your tax basis in the shares of our common stock, including fractional shares, to which you are entitled upon repurchase of debentures, other than shares attributable to accrued interest, will be equal to your aggregate tax basis in the debentures that are repurchased, reduced by cash received other than cash in lieu of a fractional share, and increased by gain recognized on the repurchase (other than gain attributable to cash received in lieu of a fractional share). Your holding period for those shares of common stock will include the period during which you held the debentures prior to the repurchase.

     Cash received in lieu of a fractional share of common stock should be treated as a payment in exchange for the fractional share. As a result, you will generally recognize taxable gain or loss on the receipt of cash in lieu of a fractional share equal to the difference between the amount of cash received and your tax basis in the fractional share.

     The fair market value of the shares of common stock received that are attributable to accrued interest will be taxable as ordinary interest income. Your tax basis in those shares of common stock will be equal to the amount of the accrued interest included in income and your holding period for those shares will begin on the day after the date of repurchase.

     DISTRIBUTIONS ON COMMON STOCK ACQUIRED ON CONVERSION OR REPURCHASE OF DEBENTURES

     Distributions on our common stock paid out of our current or accumulated earnings and profits, as determined for U.S. Federal income tax purposes, will be dividends and will be includible in your income when received. Under recently enacted legislation, dividends received by an individual taxpayer during taxable years before 2009 will be taxed at a maximum rate of 15%, provided the taxpayer held the stock for more than 60 days during a specified period of time. Dividends received by an individual taxpayer for taxable years after 2008 will be subject to tax at ordinary income rates. If you are a corporation, dividends on our common stock might qualify for a dividends received deduction.

  SALE OR DISPOSITION OF DEBENTURES OR SHARES OF OUR COMMON STOCK

     Upon a sale or other disposition of a debenture or share of our common stock, you will recognize gain or loss equal to the difference between the amount realized and your tax basis in the debenture or share of stock, as the case may be. The amount realized on the sale or disposition of a debenture will not include payments received in respect of accrued but unpaid interest, which amount will be treated as ordinary interest income. The gain or loss upon sale or disposition of a debenture or share of our common stock will generally be capital gain or loss. Any capital gain or loss will be long-term capital gain or loss if your holding period for the debenture or share of common stock, as the case may be, is more than one year. The deductibility of capital losses is subject to limitations.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting will apply to interest on the debentures, dividends on our common stock, and the proceeds of the sale or other disposition of the debentures and shares of our common stock unless you are an exempt recipient such as a corporation. Backup withholding will apply to those payments if you fail to provide your taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. If backup withholding applies, the relevant intermediary must withhold tax on those payments at a rate of 28% for taxable years before 2009 and a rate of 31% for subsequent taxable years. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. Federal income tax liability, provided the required information is furnished to the IRS.

  TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

     Recently promulgated Treasury regulations require taxpayers that participate in "reportable transactions" to disclose those transactions on their tax returns by attaching IRS Form 8886 and to retain information related to those transactions. In addition, material advisers of a "reportable transaction" are required to maintain records including lists identifying investors in the transaction and to furnish those records to the IRS upon demand. A transaction might be a "reportable transaction" if, for example, there is a significant difference between the accounting and tax treatment of the transaction or the transaction results in a taxpayer claiming a loss in excess of certain specified amounts. You should consult your own tax adviser concerning your possible disclosure obligation with respect to this offering and should be aware that we and other participants in the offering might be required to report this transaction and maintain an investor list.

NON-U.S. HOLDERS

     The following discussion applies to you if you are a non-U.S. Holder. For purposes of this discussion, a non-U.S. holder is a beneficial owner of debentures who is not a U.S. holder.

  INTEREST

     Interest payments on the debentures will generally not be subject to U.S. Federal income tax withholding if you satisfy one of the following requirements:

     - You provide a completed Form W-8BEN to the bank, broker or other intermediary through which you hold debentures, or, if you hold debentures directly, to us or our paying agent.

     - You hold debentures directly through an intermediary that (i) is either a U.S. or non-U.S. entity, (ii) is acting out of a non-U.S. branch or office and (iii) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures (a "qualified intermediary"). In that case, you need not file Form W-8BEN if the qualified intermediary has in its files, or obtains from you, certain information concerning your eligibility for an exemption from withholding.

     - You are entitled to an exemption from withholding tax on interest under a treaty between the U.S. and your country of residence. In general, to claim this exemption, you must complete and submit a Form W-8BEN.

     - The interest income is effectively connected with your conduct of a trade or business in the U.S. To claim this exemption, you must complete and submit a Form W-8ECI. In that case, the interest would generally be subject to U.S. income tax as if you were a U.S. holder. In addition, if you are a corporation, effectively connected income might be subject to a branch profits tax imposed at a 30% rate or a lower rate under a tax treaty.

     Even if you satisfy one of the above requirements, interest on debentures will be subject to withholding under certain limited circumstances, including if you own actually or constructively 10% or more of our voting stock or you are a controlled foreign corporation directly or indirectly related to us. In those cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S. and the required certification has been filed.

     CONVERSION OF DEBENTURES

     In general, you will not recognize income, gain or loss upon conversion of a debenture into shares of our common stock. Gain realized with respect to cash received in lieu of a fractional share, however, will be treated as described below under "Sale or Disposition of Debentures or Shares of our Common Stock."

     CONVERSION RATE ADJUSTMENTS

     An adjustment to the conversion rate of a debenture might result in a taxable constructive stock distribution, as described above under "U.S. Holders -- Conversion Rate Adjustments." Any taxable constructive stock distribution from an adjustment to the conversion rate will be treated in the same manner as an actual distribution on our common stock, as described below under "Distributions on Common Stock Acquired on Conversion or Repurchase of Debentures."

     REPURCHASE OF DEBENTURES BEFORE MATURITY

     Repurchase of debentures solely for common stock. In general, you will not recognize gain or loss upon a repurchase of debentures for shares of our common stock, except that you will recognize interest income to the extent that a portion of the common stock is a payment of accrued but unpaid interest on the debentures. That interest income will generally not be subject to withholding tax.

     Repurchase of debentures solely for cash. The repurchase of debentures for cash will be treated as described below under "Sale or Disposition of Debentures or Shares of our Common Stock."

     Repurchase of debentures for a combination of cash and common stock. In general, you will not recognize gain or loss upon a repurchase of debentures for a combination of cash and shares of our common stock except that you will recognize ordinary interest income to the extent that a portion of the common stock is a payment of accrued interest on the debentures. That interest income will generally not be subject to withholding tax.

     DISTRIBUTIONS ON COMMON STOCK ACQUIRED ON CONVERSION OR REPURCHASE OF DEBENTURES

     Distributions on our common stock will constitute dividends to the extent of our current or accumulated earnings and profits, as determined for U.S. Federal income tax purposes. Dividends paid (or deemed paid) to a non-U.S. holder on shares of our common stock acquired upon the conversion or redemption of debentures will be subject to withholding at a 30% rate or a lower rate provided by an applicable treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax pursuant to a treaty may obtain a refund of any excess amount withheld by filing an appropriate claim for a refund with the IRS. In general, you can comply with the documentation requirements to claim tax treaty benefits by satisfying one of the following conditions:

     - You provide a completed Form W-8BEN to the bank, broker or other intermediary through which you hold your shares, or, if you hold your shares directly, to us or our paying agent.

     - You hold your shares directly through a qualified intermediary. In that case, you need not file Form W-8BEN if the qualified intermediary has in its files, or obtains from you, certain information concerning your eligibility for an exemption from withholding.

     - In certain limited circumstances, you may be permitted to provide documentary evidence in lieu of Form W-8BEN even if you hold your shares through an intermediary that is not a qualified intermediary.

     - Dividends will be exempt from U.S. withholding tax if the dividend income is effectively connected with your conduct of a trade or business in the U.S. In general, you must complete Form W-8ECI to claim this exemption. In that case, the effectively connected dividends will be subject to regular U.S. income tax as if you were a U.S. holder. In addition, if you are a corporation, effectively connected dividends might be subject to a branch profits tax imposed at a rate of 30% or a lower rate under an applicable tax treaty.

     SALE OR DISPOSITION OF DEBENTURES OR SHARES OF OUR COMMON STOCK

     You will generally not be subject to U.S. Federal income tax on gain recognized on a sale or other disposition of debentures or shares of our common stock unless (i) the gain is effectively connected with your conduct of a trade or business in the U.S., (ii) if you are an individual, you are present in the U.S. for at least 183 days in the taxable year of disposition and you satisfy certain other requirements, or (iii) we are or have been during certain periods preceding the disposition a "U.S. real property holding corporation," for U.S. Federal income tax purposes (which we believe we are not and are not likely to become).

     INFORMATION REPORTING AND BACKUP WITHHOLDING

     Backup withholding and information reporting will not apply to interest on debentures and dividends on our common stock if you have furnished a Form W-8BEN or W-8ECI or otherwise establish an exemption, provided that neither we nor a paying agent has actual knowledge that you are a U.S. holder or other conditions of any other exemption are not satisfied.

     Payments of the proceeds of the sale or disposition of debentures or shares of our common stock through a foreign office of certain brokers are currently subject to reporting requirements, but not backup withholding. Reporting requirements apply if the broker is (i) a U.S. person; (ii) a controlled foreign corporation; (iii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with the conduct of a trade or business in the U.S.; (iv) a foreign partnership with certain connections to the U.S.; or (v) a U.S. branch of a foreign bank or foreign insurance company. Those payments will not be subject to reporting requirements if the broker has evidence in its records that you are a non-U.S. holder and has no actual knowledge or reason to know that such evidence is false.

     Payments of the proceeds of a sale of debentures or shares of our common stock through the U.S. office of a broker will be subject to information reporting and backup withholding unless you certify under penalties of perjury that you are a non-U.S. holder, satisfy certain other qualifications and provide your name and address, or you otherwise establish an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. Federal income tax liability, provided the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit plans that are subject to ERISA, plans and other arrangements that are subject to Section 4975 of the Code and entities whose underlying assets are considered to include "plan assets" of such plans and arrangements (collectively, "Plans") from engaging in specified transactions involving plan assets with persons or entities who are "parties in interests" within the meaning of ERISA or "disqualified persons" within the meaning of
Section 4975 of the Code. The acquisition and/or ownership of the security by a Plan with respect to which the issuer is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, unless the securities are acquired and are held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Accordingly, to prevent the possibility of any such prohibited transaction, each purchaser will be deemed to have represented by its purchase and holding of a security that either (1) it is not a Plan and is not purchasing the security on behalf of or with the assets of any Plan or (2) its purchase, holding and subsequent disposition of the security is either not a prohibited transaction under ERISA or the Code, or is entitled to exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more statutory, class or individual prohibited transaction exemptions, and is otherwise permissible under all applicable laws which are similar to ERISA or Section 4975 of the Code.

                                  UNDERWRITING

     Subject to the terms and conditions stated in the underwriting agreement dated the date hereof, among us and the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of debentures set forth opposite its name.

                                                    PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
UNDERWRITER                                         SERIES A DEBENTURES   SERIES B DEBENTURES
-----------                                         -------------------   -------------------
J.P. Morgan Securities Inc. ......................   $                     $
Citigroup Global Markets Inc. ....................
HSBC Securities (USA) Inc. .......................
Bear, Stearns & Co. Inc. .........................
Morgan Stanley & Co. Incorporated.................
UBS Warburg LLC...................................
                                                     ----------------      ----------------
     Totals ......................................   $                     $
                                                     ================      ================

     The underwriting agreement provides that the several obligations of the underwriters to purchase the debentures included in this offering are subject to approval of a number of legal matters by counsel and to some other conditions. The underwriters are obligated to purchase all of the debentures if they purchase any of the debentures.

     The underwriters propose to offer the debentures to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such prices less a concession not in excess of % of the public offering of the debentures. After the initial offering of the debentures to the public, the public offering price and such concessions may be changed by the underwriters.

     We have granted to the underwriters an option, exercisable for 30 days from
the date hereof, to purchase up to an additional $     aggregate principal
amount of Series A debentures and $     aggregate principal amount of Series B
debentures at the price to public less the underwriting discount set forth on the cover page of this prospectus supplement. The underwriters may exercise such option to purchase solely for the purpose of covering over-allotments, if any, made in connection with the offering.

     We and our executive officers and directors have agreed that, without the prior written consent of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., and subject to the exceptions described below, we and they will not, during the period ending 90 days after the date of this prospectus supplement,

     - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to sell or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for our common stock or

     - enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock,

whether any transaction described above is to be settled by delivery of common stock or other securities, in cash or otherwise.

     The restrictions described in the previous paragraph do not apply to:

     - the sale of the debentures offered by this prospectus supplement;

     - the issuance by Lucent of shares of common stock

      - upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement and disclosed in an SEC filing by Lucent;

      - in respect of dividend payments on Lucent's outstanding convertible preferred stock; or

      - pursuant to employee or director benefit plans;

     - the granting by Lucent of stock options, restricted stock or restricted stock units pursuant to any employee or director benefit plan approved by our board of directors;

     - the issuance by Lucent of equity securities or securities convertible into or exercisable or exchangeable for equity securities to one or more strategic investors in a private placement (other than an offering pursuant to Rule 144A or similar offering) so long as such investors agree to the restrictions set forth in the preceding paragraph with respect to sales of such securities during the 90-day period referred to above; or

     - the issuance by Lucent of common stock and/or warrants to purchase common stock in connection with the settlement agreement in respect of certain litigation;

     - in the case of our executive officers and directors, transactions relating to shares of Lucent's common stock or its other securities acquired in open market transactions after the completion of this offering.

     The debentures have no established trading market. We have been advised by the underwriters that they intend to make a market in the debentures as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the debentures and any market making may be discontinued at any time without notice. No assurances can be given as to the liquidity of, or trading market for, the debentures.

     Our common stock is listed on the New York Stock Exchange under the symbol "LU."

     The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

                                                              NO EXERCISE   FULL EXERCISE
                                                              -----------   -------------
Per Series A Debenture......................................   $              $
     Total Series A Debentures..............................   $              $
Per Series B Debenture......................................   $              $
     Total Series B Debentures..............................   $              $
          Total.............................................   $              $

     In connection with the offering, certain underwriters and their affiliates may purchase and sell debentures or common stock in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of the debentures in excess of the principal amount of debentures to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of debentures or common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of debentures or common stock made for the purpose of preventing or retarding a decline in the market price of the debentures or the common stock, as applicable, while the offering is in progress.

     The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when they, in covering syndicate short positions or making stabilizing purchases, repurchase the debentures originally sold by that syndicate member.

     Any of these activities may cause the price of the debentures or the common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

     We estimate that our total expenses of this offering will be $1.5 million.

     All of the underwriters and their respective affiliates have performed investment banking or commercial banking transactions for us from time to time for which they have received customary fees and expenses and may do so in the future. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Affiliates of JPMorgan, Citigroup and HSBC are participants in and lenders to the special purpose trust to which we sold, in 2000 and 2001, some of our customer finance loans and receivables, all of which are in default. We have indemnified these affiliates of our underwriters against losses arising from these transactions. The trust currently has approximately $150 million in outstanding obligations to these affiliates. The insurer of these obligations has recently disclaimed coverage. See "Guarantees and Indemnification Agreements" and "Variable Interest Entities" in
Note 10 to our Consolidated Financial Statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources -- Special Purpose Entities" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003. In addition, JPMorgan, Citigroup and HSBC are parties to our new credit agreements for the issuance of letters of credit and extend, among other things, credit to our non-U.S. subsidiaries, letters of credit and foreign exchange hedging. See our Current Report on Form 8-K dated May 28, 2003 and "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Future Capital Requirements" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003. We have also entered into an agreement with UBS Warburg to sell from time to time up to 100 million shares of our common stock.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

                                 LEGAL MATTERS

     The validity of the debentures will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, our special New York counsel, and Richard J. Rawson, our Senior Vice President, General Counsel and Secretary. As of May 27, 2003, Mr. Rawson owned 334,074 shares of our common stock and vested options for 2,659,876 shares of our common stock. The validity of the debentures will be passed upon for the underwriters by Davis Polk & Wardwell, New York, New York.

     In connection with this offering, certain matters relating to U.S. Federal income tax will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, our special tax counsel.

PROSPECTUS

                                 $1,755,000,000

[LUCENT LOGO]
                            LUCENT TECHNOLOGIES INC.
                                  COMMON STOCK

                                PREFERRED STOCK

                                DEBT SECURITIES

                                    WARRANTS

                            STOCK PURCHASE CONTRACTS

                              STOCK PURCHASE UNITS

     We may sell, from time to time, securities comprising one or more of:

     - shares of our common stock, $.01 par value per share;

     - shares of our preferred stock, $1.00 par value per share;

     - debt securities comprising one or more of debentures, notes or other evidences of indebtedness;

     - warrants to purchase our debt securities or shares of our common stock or preferred stock;

     - stock purchase contracts;

     - stock purchase units;

     - any combination of these securities,

in one or more offerings up to a total dollar (or its equivalent in foreign or composite currencies) amount of $1,755,000,000 of these securities.

     When we decide to sell particular securities, we will provide you with the specific terms of the securities we are then offering in one or more prospectus supplements to this prospectus. You should read this prospectus, together with any prospectus supplement and information incorporated by reference in this prospectus and any prospectus supplements carefully before you decide to invest.

     Our common stock is listed for trading on the New York Stock Exchange under the trading symbol "LU." Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange or The Nasdaq Stock Market of the securities covered by the prospectus supplement.

     These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

     This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

     INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March 28, 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About this Prospectus.......................................   ii
Incorporation of Certain Information by Reference...........    1
Where You Can Find More Information.........................    1
The Company.................................................    2
Risk Factors................................................    2
Use of Proceeds.............................................    2
Ratios of Earnings to Fixed Charges and of Earnings to
  Combined Fixed Charges and
  Preferred Stock Dividend Requirements.....................    2
Description of Capital Stock................................    3
Description of Debt Securities..............................   13
Description of Warrants.....................................   21
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................   23
Plan of Distribution........................................   23
Validity of Securities......................................   25
Experts.....................................................   25

                             ---------------------

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or, the SEC, utilizing a "shelf" registration process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this prospectus, we may offer up to a total dollar (or its equivalent in foreign or composite currencies) amount of $1,755,000,000 of these securities.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific terms of the securities we are then offering. Each prospectus supplement will also contain specific information about the terms of the offering it describes. Prospectus supplements may also add to, update or change the information contained in this prospectus. In addition, as we describe in the section entitled "Where You Can Find More Information," we have filed and plan to continue to file other documents with the Securities and Exchange Commission, or, the SEC, that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the SEC.

     You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover page.

     In this prospectus, references to "Company," "we," "us," "our" and "Lucent" refer to Lucent Technologies Inc. and does not include any of its subsidiaries in the context of the issuer of securities. In other contexts, reference to "Company," "we," "us," "our" and "Lucent" may also include subsidiaries of Lucent. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. References to "securities" refer collectively to the common stock, preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units offered by this prospectus.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This prospectus incorporates by reference important business and financial information about us that is not otherwise included in this prospectus. The following documents filed by us, Commission File No. 001-11639, with the SEC are incorporated herein by reference and shall be deemed to be a part hereof:

     1. Annual Report on Form 10-K for the fiscal year ended September 30, 2002, filed on December 12, 2002;

     2. Quarterly Report on Form 10-Q for the three months ended December 31, 2002, filed on February 11, 2003;

     3. Current Reports on Form 8-K filed pursuant to Item 5 or Item 7 of Form 8-K on October 11, 2002, October 18, 2002, October 23, 2002, January 22, 2003, February 21, 2003 and February 27, 2003; and

     4. The "Description of Capital Stock" section of our registration statement on Form 10, filed on February 26, 1996, as amended by Amendment No. 1 on Form 10/A, filed on March 12, 1996, Amendment No. 2 on Form 10/A, filed on March 22, 1996, Amendment No. 3 on Form 10/A, filed on April 1, 1996, Exhibit 99(i) on our Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed on February 14, 2002 and any other amendments or reports for the purpose of updating that description (including this prospectus).

     Current Reports on Form 8-K containing only Regulation FD disclosure furnished under Item 9 of Form 8-K are not incorporated herein by reference.

     All documents and reports filed by us with the SEC (other than Current Reports on Form 8-K containing only Regulation FD disclosure furnished pursuant to Item 9 of Form 8-K, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

     We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

     Corporate Secretary
     Lucent Technologies Inc.
     600 Mountain Avenue
     Murray Hill, New Jersey 07974
     (908) 582 8500

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information reporting requirements of the Exchange Act and accordingly file annual, quarterly and special reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the SEC's following public reference facilities:

Public Reference Room              New York Regional Office          Chicago Regional Office
450 Fifth Street, N.W.             233 Broadway                      175 West Jackson Boulevard
Room 1024                          New York, NY 10279                Suite 900
Washington, D.C. 20549                                               Chicago, IL 60604

     Information on the operation of these public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at that contains materials we file electronically with the

SEC. Our SEC filings can also be inspected and copied at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                                  THE COMPANY

     We operate in the global communications networking industry and design and deliver networks for the world's largest communications service providers. Backed by Bell Labs, one of the world's foremost industrial and research development organizations, we rely on our strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next generation networks. Our systems, services and software are designed to help customers quickly deploy and better manage their networks and create new opportunities for revenue-generating services that help businesses and consumers.

     Our principal executive offices are located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 and our telephone number, at that location is (908) 582-8500.

                                  RISK FACTORS

     Investing in our securities involves risks. You should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risks Related to Our Business and Investing in Our Securities" included in our annual report on Form 10-K for the year ended September 30, 2002, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities offered by this prospectus for working capital, capital expenditures, debt service, preferred stock dividend requirements or redemptions, other general corporate purposes or for any other purpose we describe in any applicable prospectus supplement. Debt service may include making interest and principal payments on our debt. Our management will retain broad discretion in the allocation of the net proceeds from the sale of these securities.

 RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

     The following table sets forth our consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividend requirements for the periods shown.

                                             THREE MONTHS
                                                ENDED
                                             DECEMBER 31,      FISCAL YEAR ENDED SEPTEMBER 30,
                                             ------------    ------------------------------------
                                                 2002        2002    2001    2000    1999    1998
                                             ------------    ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges.........     --(a)         --(b)   --(c)  4.6     7.2     4.3
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividend
  Requirements.............................     --(a)         --(b)   --(c)  4.6     7.2     4.3

---------------

(a) Our earnings were insufficient to cover our fixed charges by $383 million and our earnings were insufficient to cover our combined fixed charges and preferred stock dividend requirements by $408 million during the three months ended December 31, 2002.

(b) Our earnings were insufficient to cover our fixed charges by $7,087 million and our earnings were insufficient to cover our combined fixed charges and preferred stock dividend requirements by $7,254 million during fiscal 2002.

(c) Our earnings were insufficient to cover our fixed charges by $19,860 million and our earnings were insufficient to cover our combined fixed charges and preferred stock dividend requirements by $19,888 million during fiscal 2001.

     Fixed charges consist of interest expense on all indebtedness and that portion of operating lease rental expense that is representative of the interest factor. Preferred stock dividend requirements consist of the amount of pre-tax earnings that is required to pay the dividends on our outstanding preferred stock.

                          DESCRIPTION OF CAPITAL STOCK

     We are authorized by Section 1 of our Restated Certificate of Incorporation, as amended, which we refer to as our certificate of incorporation, to issue 10,250 million shares of capital stock, of which 10,000 million shares shall be common stock, $.01 par value, per share, or, our common stock, and 250 million shares shall be preferred stock, $1.00 par value, per share, or, our preferred stock. As of December 31, 2002, approximately 3,713,350,863 million shares of our common stock were issued and outstanding, and 1,318,112 shares of our preferred stock were issued and outstanding. Our common stock is listed for trading on the New York Stock Exchange under the trading symbol "LU."

     Our certificate of incorporation was amended on April 8, 1996 by the designation of 7.5 million shares of our preferred stock as Series A Junior Participating Preferred Stock, which we refer to as our junior preferred stock, and further amended on February 17, 1999 and February 16, 2000 by the designation of an additional 7.5 million shares and 10.0 million shares, respectively, of our preferred stock as junior preferred stock.

     Our certificate of incorporation was amended on August 6, 2001 by the designation of 1,885,000 shares of our preferred stock as 8.00% redeemable convertible preferred stock, which we refer to as our redeemable convertible preferred stock.

COMMON STOCK

     The holders of shares of our common stock are entitled to one vote for each share upon all proposals presented to the stockholders on which the holders of our common stock are entitled to vote. Except as otherwise required by law or by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any series of our preferred stock, the holders of shares of our common stock have the exclusive right to vote for the election of directors and for all other purposes. Our certificate of incorporation does not provide for cumulative voting in the election of our directors. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock are entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor, and upon liquidation are entitled to receive pro rata all our assets available for distribution to such holders. See "Dividend Policy."

PREFERRED STOCK

     The following is a summary of certain general terms and provisions of our preferred stock and is not complete. The particular terms of any series of preferred stock we offer, including the extent to which the general terms and provisions below may apply to that series of preferred stock, will be described in a prospectus supplement relating to that series of preferred stock. You should refer to the applicable certificate of designation for such series of preferred stock for complete information with respect to such preferred stock.

     Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of such series, including:

     - the designation of the series;

     - the number of shares of the series, which number our board of directors may thereafter (except where otherwise provided in the applicable certificate of designation) increase or decrease (but not below the number of shares thereof then outstanding);

     - whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

     - the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable;

     - the redemption rights and price or prices, if any, for shares of the series;

     - the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

     - the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

     - whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

     - restrictions on the issuance of shares of the same series or of any other class or series;

     - the voting rights, if any, of the holders of the shares of the series;
       and

     - any other relative rights, preferences and limitations of such series.

     We believe that the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock, or in the amount of voting securities, outstanding of at least 20%. If the approval of our stockholders is not required for the issuance of shares of our preferred stock or our common stock, our board of directors may determine not to seek stockholder approval.

     Although our board of directors has no intention at the present time of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to our and our stockholders' best interests. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

JUNIOR PREFERRED STOCK

     We have designated and reserved 25 million shares of our preferred stock as our junior preferred stock for issuance upon exercise of certain rights. See
"-- Rights Plan."

REDEEMABLE CONVERTIBLE PREFERRED STOCK

     On August 6, 2001, we designated and issued 1,885,000 shares of our preferred stock as our redeemable convertible preferred stock. Each share of our redeemable convertible preferred stock has an initial liquidation preference of $1,000 and is currently convertible into common stock at a conversion price of $5.94 per share of common stock (equivalent to a conversion rate of 168.3502 shares of common stock for each share of preferred stock), representing an adjustment of the initial conversion price of $7.48 per share of common stock (or initial conversion rate of 133.6898 shares of common stock for each share of preferred stock) on account of our distribution of our shares of Agere Systems Inc. to our common shareowners in connection with our spin-off of Agere Systems Inc. The conversion price is subject to further specified adjustments.

 RANKING

     Our redeemable convertible preferred stock ranks, with respect to dividend rights and rights upon liquidation, winding up or dissolution:

     - junior to:

      - all our existing and future debt obligations; and

      - each class or series of our capital stock that has terms providing that such class or series will rank senior to our redeemable convertible preferred stock;

     - on a parity with each class or series of our capital stock that has terms providing that such class or series will rank on a parity with our redeemable convertible preferred stock; and

      - senior to our junior preferred stock, our common stock and each class or series of our capital stock that has terms providing that such class or series will rank junior to our redeemable convertible preferred stock.

     Without the consent of holders of at least two-thirds of the shares of our redeemable convertible preferred stock outstanding, we will not be entitled to issue any class or series of capital stock that ranks senior to our redeemable convertible preferred stock.

 DIVIDENDS

     Dividends on our redeemable convertible preferred stock are payable on February 1 and August 1 of each year. We began paying the dividends on our redeemable convertible preferred stock on February 1, 2002. Dividends accrue from the beginning of the relevant dividend period at the annual rate of 8.00% of the applicable accreted liquidation preference per share. We will pay dividends on a dividend payment date either, at our option and subject to agreed upon conditions, in cash, shares of our common stock or any combination thereof. Shares of our common stock delivered to the transfer agent on behalf of holders of preferred stock will be sold on the holders' behalf, resulting in net cash proceeds to be distributed to the holders in an amount equal to the cash dividend otherwise payable.

     To pay dividends, we must pay the dividends out of funds legally available for payment, and to pay dividends by delivering shares to the transfer agent, we must provide the transfer agent with a registration statement permitting the immediate sale of the shares of common stock in the public market.

     If we pay dividends by delivering shares of our common stock to the transfer agent, those shares will be owned beneficially by the holders of our redeemable convertible preferred stock upon delivery of such shares of our common stock to the transfer agent, and the transfer agent will hold those shares and the net cash proceeds from the sale of those shares for the exclusive benefit of the holders. If a holder provides notice to the transfer agent at least 30 days prior to the applicable dividend payment date not to sell any shares of common stock received and held on behalf of that holder, the transfer agent will deliver to or for the account of the holder promptly after receipt by the transfer agent, shares of common stock having the value of the dividend payment calculated based on an average sale price on the five trading days preceding the third business day before the relevant dividend payment date.

     If we are unable to pay dividends on our redeemable convertible preferred stock in full on any dividend payment date, the liquidation preference of our redeemable convertible preferred stock will be increased for subsequent dividend periods by an amount that reflects the accretion of the unpaid dividends at an annual rate of 10.00%, calculated on a semi-annual basis, from, and including, the first day of the relevant dividend period to, but excluding, the dividend payment date. The conversion price will not change as a result of any accretion.

 REDEMPTION AT OUR OPTION

     We may not redeem any shares of our redeemable convertible preferred stock at any time before August 15, 2006. Thereafter, we may, at our option and upon notice to the holders of our redeemable convertible preferred stock, redeem any outstanding shares of our redeemable convertible preferred stock at a price per share equal to the accreted liquidation preference thereof, plus an amount equal to accrued and unpaid dividends from, and including, the immediately preceding dividend payment date to, but excluding, the redemption date. We may, at our option, elect to pay the redemption price:

     - in cash; or

     - in shares of our common stock valued at a discount of 5% from the market price of our common stock; or

     - any combination thereof.

     We may pay such redemption price only out of funds legally available for such payment, and if we pay the redemption price in shares of our common stock, such shares must be eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

 REDEMPTION AT THE OPTION OF THE HOLDER

     On the redemption dates of August 2, 2004, August 2, 2007, August 2, 2010, and August 2, 2016, we will, at the option of the holder, be required to redeem any outstanding shares of our redeemable convertible preferred stock at a price per share equal to the accreted liquidation preference thereof, plus an amount equal to accrued and unpaid dividends from, and including, the immediately preceding dividend payment date to, but excluding, the redemption date.

     The terms of our redeemable convertible preferred stock permit us, at our option, to pay the redemption price:

     - in cash; or

     - in shares of our common stock valued at a discount of 5% from the market price of our common stock; or

     - any combination thereof.

     We may pay the redemption price only out of funds legally available for such payment, and if we pay the redemption price in shares of the common stock, such shares must be eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

 MANDATORY REDEMPTION

     We will be obligated to redeem all outstanding shares of our redeemable convertible preferred stock on August 1, 2031, at a price per share equal to the accreted liquidation preference thereof, plus an amount equal to accrued and unpaid dividends from, and including, the immediately preceding dividend payment date to, but excluding, the date of redemption.

     The terms of our redeemable convertible preferred stock permit us, at our option, to pay the redemption price:

     - in cash; or

     - in shares of our common stock valued at a discount of 5% from the market price of our common stock; or

     - any combination thereof.

     We may pay the redemption price only out of funds legally available for such payment, and if we pay the redemption price in shares of our common stock, such shares must be eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

 CONVERSION

     Each share of our redeemable convertible preferred stock may be converted at the option of the holder into a number of shares of our common stock, subject to adjustment based on adjustments to the conversion price.

 VOTING RIGHTS

     The holders of shares of our redeemable convertible preferred stock are not entitled to any voting rights except as required by law. Notwithstanding the foregoing, so long as any shares of our redeemable convertible preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of our redeemable convertible preferred stock outstanding:

     - issue shares of or increase the authorized number of shares of any class or series of stock ranking prior to the outstanding redeemable convertible preferred stock as to the payment of dividends or distributions upon liquidation, dissolution or winding up; or

     - amend our certificate of incorporation or the resolutions contained in the certificate of designations relating to our redeemable convertible preferred stock, whether by merger, consolidation or otherwise, if the amendment would alter or change any power, preference or special right of the outstanding redeemable convertible preferred stock so as to materially and adversely affect the holders thereof.

 CHANGE OF CONTROL

     If we undergo a change of control, each holder of shares of our redeemable convertible preferred stock will have the right to require us to redeem any outstanding shares of the holder's redeemable convertible preferred stock at a redemption price per share equal to the accreted liquidation preference of those shares, plus an amount equal to accrued and unpaid dividends, if any, on those shares from, and including, the immediately preceding dividend payment date to, but excluding, the date of redemption. This right of holders will be subject to our obligation to repay or repurchase any indebtedness or preferred stock required to be repaid or repurchased in connection with a change of control and to any contractual restrictions then contained in our indebtedness.

     We may, at our option, elect to pay the redemption price in cash or in shares of our common stock valued at a discount of 5% from the market price of our common stock, or any combination thereof. However, we may pay such redemption price only out of funds legally available for such payment, and if we pay the redemption price in shares of our common stock, such shares must be eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

     Holders of our redeemable convertible preferred stock will not have this redemption right if our common stock trades at or above 105% of the conversion price of our redeemable convertible preferred stock during specified periods, or if holders of our redeemable convertible preferred stock receive specified securities as a result of the change of control.

 EXCHANGE RIGHT

     We have the right, at any time we have legally available funds, to require all holders of our outstanding redeemable convertible preferred stock to exchange their shares of our redeemable convertible preferred stock for 8.00% convertible subordinated debentures having an aggregate principal amount equal to the accreted liquidation preference of our redeemable convertible preferred stock and having a conversion price and interest rate equal to the conversion price and dividend rate for our redeemable convertible preferred stock, rounded down to the nearest whole dollar amount.

ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

  BOARD OF DIRECTORS

     Our certificate of incorporation provides that, except as otherwise fixed by or pursuant to the provisions of a certificate of designations setting forth the rights of the holders of any class or series of our preferred stock, the number of our directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies, or the whole of our board of directors, but shall not be less than three. Our directors, other than those who may be elected by the holders of our preferred stock, are classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible with each director to hold office until its successor is duly elected and qualified. Directors elected to succeed directors whose terms then expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor is duly elected and qualified.

     Our certificate of incorporation provides that, except as otherwise provided for or fixed by or pursuant to a certificate of designations setting forth the rights of the holders of any class or series of our preferred stock, newly created directorships resulting from any increase in the number of our directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of our remaining directors then in office, even though less than a quorum of our board of directors, and not by the stockholders. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director. Subject to the rights of holders of our preferred stock, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all voting stock then outstanding, voting together as a single class.

     These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of our directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

  NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

     Our certificate of incorporation and by-laws provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any of our preferred stock, special meetings of our stockholders for any purpose or purposes may be called only by our board of directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of our whole board of directors or by the chairman of our board of directors and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by our board of directors or the chairman of our board of directors.

  ADVANCE NOTICE PROCEDURES

     Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders, which we refer to as the stockholder notice procedure. The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, the chairman of our board of directors, or by a stockholder who has given timely written notice to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors of our company. The stockholder notice procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the chairman of our board of directors or our board of directors, or by a stockholder who has given timely written notice to our secretary of such stockholder's intention to bring such business before such meeting. Under the stockholder notice procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by us not later than the close of business on the 45th calendar day nor earlier than the close of business on the 75th calendar day prior to the first anniversary of the record date of stockholders entitled to vote at the preceding year's annual meeting (except that, in the event that the record date is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 75th calendar day prior to such record date and not later than the close of business on the later of the 45th calendar day prior to such record meeting or the 10th calendar day following the day on which public announcement of such record date is first made by us).
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

     Notwithstanding the foregoing, in the event that the number of directors to be elected to our board of directors is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased board of directors at least 55 calendar days prior to the first anniversary of the record date for preceding year's annual meeting, a stockholder's notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by us. Under the stockholder notice procedure, timely notice of a stockholder nomination to be made at a special meeting at which directors are to be elected must be received by us not earlier than the close of business on the 90th calendar day prior to such special meeting and not later than the close of business on the later of the 60th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

     In addition, under the stockholder notice procedure, a stockholder's notice to us proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain certain specified information. If the chairman of a meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with the stockholder notice procedure, such individual will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

  AMENDMENT

     Our certificate of incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class, is required to amend provisions of our certificate of incorporation relating to:

     - stockholder action without a meeting;

     - the calling of special meetings;

     - the number, election and term of our directors;

     - the filling of vacancies; and

     - the removal of directors.

Our certificate of incorporation further provides that our related by-laws described above (including the stockholder notice procedure) may be amended only by our board of directors or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class.

SHARE PURCHASE RIGHTS PLAN

     Pursuant to the share purchase rights plan, or, our rights plan, our board of directors has caused to be issued one preferred share purchase right, or, a right, for each outstanding share of our common stock. Each right will entitle the registered holder to purchase from us one one-hundredth of a share of our junior preferred stock at a price of $90.00, which we refer to as the purchase price, subject to adjustment. The description and terms of the rights is set forth in a rights agreement dated April 4, 1996, which we refer to as the rights agreement, between us and The Bank of New York (successor to First Chicago Trust Company of New York) as rights agent. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the rights agreement.

     Until the earlier to occur of:

     - ten days following a public announcement that a person or group of affiliated or associated persons, which we refer to as the acquiring person, has acquired beneficial ownership of 10% or more of the outstanding shares of our common stock; or

     - ten business days (or such later date as may be determined by action of our board of directors prior to such time as any person becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of such outstanding shares of our common stock

(the earlier of such dates being called the rights distribution date), the rights will be evidenced by the certificates representing our common stock.

     The rights agreement provides that, until the rights distribution date (or earlier redemption or expiration of the rights), the rights will be transferred with and only with our common stock. Until the rights distribution date (or earlier redemption or expiration of the rights), our common stock certificates will contain a notation incorporating the rights agreement by reference. As soon as practicable following the rights distribution date, separate certificates evidencing the rights, called the right certificates, will be mailed to holders of record of our common stock as of the close of business on the rights distribution date and such separate right certificates alone will evidence the rights.

     The rights will not be exercisable until the rights distribution date. The rights will expire on the 10th anniversary of the date of issuance referred to as the final expiration date, unless the final expiration date is extended or unless the rights are earlier redeemed or exchanged by us, in each case, as summarized below.

     In the event that any person or group of affiliated or associated persons becomes an acquiring person, proper provision shall be made so that each holder of a right, other than rights beneficially owned by the acquiring person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of our common stock having a market value of two times the exercise price of the right. In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group of affiliated or associated persons becomes an acquiring person, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of our outstanding common stock and prior to the acquisition by such person or group of 50% or more of our outstanding common stock, our board of directors may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of our common stock, or one one-hundredth of a share of our junior preferred stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per right, subject to adjustment.

     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of our outstanding common stock, our board of directors may redeem the rights in whole, but not in part, at a price of $.01 per Right, referred to as the redemption price. The redemption of the rights may be made effective at such time on such basis and with such conditions as our board of directors, in its sole discretion, may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of the rights will be eligible to receive the redemption price.

     The terms of the rights may be amended by our board of directors without the consent of the holders of the rights; provided, however, that, from and after such time as any person or group of affiliated or associated persons becomes an acquiring person, no such amendment may adversely affect the interests of the holders of the rights. Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends.

     The number of outstanding rights and the number of one one-hundredths of a share of our junior preferred stock issuable upon exercise of each right also will be subject to adjustment in the event of a stock split of our common stock or a stock dividend on our common stock payable in our common stock or subdivisions, consolidations or combinations of our common stock occurring, in any such case, prior to the rights distribution date. The purchase price payable, and the number of shares of our junior preferred stock or other securities or property issuable, upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution:

     - in the event of a stock dividend on, or a subdivision, combination or reclassification of, our junior preferred stock;

     - upon the grant to holders of our junior preferred stock of certain rights or warrants to subscribe for or purchase our junior preferred stock at a price, or securities convertible into our junior preferred stock with a conversion price, less than the then-current market price of our junior preferred stock; or

     - upon the distribution to holders of our junior preferred stock of evidences of indebtedness or assets, excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in our junior preferred stock, or of subscription rights or warrants, other than those referred to above.

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least one percent in such purchase price. No fractional shares of our junior preferred stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of our junior preferred stock, which may, at our election, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of our junior preferred stock on the last trading day prior to the date of exercise.

     Shares of our junior preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of our junior preferred stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock. In the event of liquidation, our junior preferred stockholders will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of our common stock. Each share of our junior preferred stock will have 100 votes voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each share of our junior preferred stock will be entitled to receive 100 times the amount received per share of our common stock. These rights are protected by customary anti-dilution provisions.

     Due to the nature of our junior preferred stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of junior preferred stock purchasable upon exercise of each right should approximate the value of one share of our common stock.

     The rights have certain antitakeover effects. The rights will cause substantial dilution to a person or group of persons that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors prior to the time that a person or group has acquired beneficial ownership of 10% percent or more of our common stock since the rights may be redeemed by us at the redemption price until such time.

DELAWARE BUSINESS COMBINATION STATUTE

     Section 203 of the Delaware General Corporation Law, or, the DGCL, provides that, subject to certain exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that such stockholder becomes an interested stockholder unless:

     (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

     (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or

     (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise specified in Section 203, an interested stockholder is defined to include:

     (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and

     (y) the affiliates and associates of any such person.

     Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. We have not elected to be exempt from the restrictions imposed under Section 203. The provisions of
Section 203 may encourage persons interested in acquiring us to negotiate in advance with our board of directors, since the stockholder approval requirement would be avoided if a majority of our directors then in office approves either the business combination or the transaction which results in any such person becoming an interested shareholder. Such provisions also may have the effect of preventing changes in our management. It is possible that such provisions could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

LIABILITY OF DIRECTORS; INDEMNIFICATION

     Our certificate of incorporation provides that a director of our company will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL as amended from time to time, for liability:

     - for any breach of the director's duty of loyalty to us or our stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or

     - for any transaction from which the director derived an improper personal benefit.

     Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While our certificate of incorporation provides our directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, our certificate of incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     Our certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of our company or is or was serving at the request of our company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by us to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than said law permitted us to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have us pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of our certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of our company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. Our certificate of incorporation also specifically authorizes us to maintain insurance and to grant similar indemnification rights to our employees or agents.

TRANSFER AGENT AND REGISTRAR

     The Bank of New York is the transfer agent and registrar for our common stock and our redeemable convertible preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

     The following is a summary of certain general terms and provisions of the indenture which will govern the debt securities and is not complete. The particular terms of any series of debt securities we offer, including the extent to which the general terms and provisions may apply to that series of debt securities, may be described in a prospectus supplement relating to those debt securities.

     We may issue debt securities from time to time in one or more series. The debt securities will be issued under and controlled by an indenture between us and The Bank of New York, as trustee, which we refer to as the indenture, and any applicable supplement to the indenture. The following sections briefly outline the provisions of the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC. You should read the applicable indenture and any supplements in its entirety in order to completely understand its terms and conditions. In addition, you should read the applicable prospectus supplement for particular terms of our debt securities.

GENERAL TERMS

     The debt securities represent our direct, unsecured, general obligations and:

     - may rank equally with our other unsubordinated debt or may be subordinated to other debt we have or may incur;

     - may be issued in one or more series with the same or various maturities;

     - may be issued at a price of 100% of their principal amount or at a premium or discount;

     - may be issued in registered or bearer form and certificated or uncertificated form; and

     - may be represented by one or more global notes registered in the name of a designated depository's nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depository and its participants.

     The applicable prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt securities:

     - the title of the debt securities of the series;

     - any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

     - the date or dates on which the principal and premium of the debt securities of the series are payable;

     - the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of debt securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

     - the currency or currencies, including composite currencies in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of debt securities in registered form) or the principal

       New York office of the trustee (in the case of debt securities in bearer form), where the principal, premium and interest with respect to debt securities of such series shall be payable or the method of such payment, if by wire transfer, mail or other means;

     - the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part at our option or otherwise;

     - whether debt securities of the series are to be issued in registered form or bearer form or both and, if debt securities are to be issued in bearer form, whether coupons will be attached to them, whether debt securities of the series in bearer form may be exchanged for debt securities of the series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

     - if any debt securities of the series are to be issued in bearer form or as one or more global securities representing individual debt securities of the series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary debt security of the series in bearer form payable with respect to any interest payment date prior to the exchange of such temporary debt security in bearer form for definitive debt securities of the series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary debt security in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary debt security in bearer form may be exchanged for one or more definitive debt securities of the series in bearer form;

     - our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

     - the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any of our common stock, preferred stock, other debt securities or warrants for common stock, preferred stock or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

     - if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

     - if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

     - if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. currency;

     - any changes or additions to the indenture dealing with defeasance;

     - if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

     - the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, are applicable and any corresponding changes to provisions of the indenture as then in effect;

     - any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal amount of, premium, if any, and interest, with respect to such debt securities due and payable;

     - if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

     - any trustee, authenticating agent, paying agent, transfer agent, service agent or registrar;

     - the applicability of, and any addition to or change in, the covenants (and the related definitions) set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers, or sales of assets;

     - the subordination, if any, of the debt securities of the series pursuant to the indenture and any corresponding changes to the provisions of the indenture as then in effect;

     - with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

     - any U.S. Federal income tax consequences applicable to the debt securities of the series;

     - the terms applicable to original issue discount securities, including the rate or rates at which original issue discount will accrue; and

     - any other terms of debt securities of the series (which terms shall not be prohibited by the provisions of the indenture).

     We may issue debt securities of a series in registered form or bearer form or both as specified in the terms of the series, may be issued in whole or in part in the form of one or more global securities and as book-entry securities that will be deposited with, or on behalf of a depositary named by us and identified in a prospectus supplement with respect to such series. The prospectus supplement will specify whether the offered debt securities will be registered, bearer, global or book-entry form.

GLOBAL SECURITIES

     We may issue debt securities of a series in whole or in part in the form of one or more global debt securities. A global security is a security, typically held by a depositary, that represents and is denominated in an amount equal to the aggregate principal amount of all outstanding debt securities of a series or any portion thereof, in either case having the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. Any global debt securities will be deposited with, or on behalf of, a depositary or its nominee, which will be identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or definitive form.

     Unless and until a global security is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole:

     - by the depositary for the global security to a nominee for the depository;

     - by a nominee of the depositary to the depositary or to another nominee of the depositary; or

     - by the depositary or its nominee to a successor depositary or a nominee of a successor depositary.

     The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the depositary arrangement with respect to such series of debt securities. We anticipate that the following provisions will generally apply to all depositary arrangements for debt securities:

     - ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for the global security, which we refer to as a participant, or persons holding interests through the participants;

     - after the issuer of a series of debt securities issues the registered global security for the series, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts in an amount equal to the respective principal amounts of the debt securities of that series represented by the global security beneficially owned by the participants;

     - the underwriters, agents or dealers participating in the distribution of the debt securities will designate the accounts to be credited unless such debt securities are offered by us or through our agents, in which case we will designate the accounts to be credited;

     - only a participant or a person that may hold an interest through a participant may be the beneficial owner of a global security; and

     - ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for the global security for interests of the participants, and on the records of the participants for interests of persons holding through the participants.

     The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

     So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a global security:

     - will not be entitled to have the debt securities represented by a registered global security registered in their names;

     - will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

     - will not be considered the owners or holders of the debt securities under the indenture.

     Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

     We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

     Subject to the restrictions applicable to bearer securities described in the applicable prospectus supplement, principal, premium, if any, and interest payments on individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the applicable trustee, nor any registrar or paying agent of the debt securities will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security for the series or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We expect that the depositary for any such debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest in respect of the global security, will immediately credit participants accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers and registered in "street name." Such payments will be the responsibility of the participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement.

     If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, individual debt securities of such series will be issued in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, individual debt securities of such series will be issued in exchange for the global security representing such series debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee, and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as registered securities). Individual debt securities of such series so issued will be issued (a) as registered securities in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof if the debt securities are issuable as registered securities, (b) as bearer securities in the denomination or denominations specified by us if the debt securities are issuable as bearer securities or (c) as either registered securities or bearer securities as described above if the debt securities are issuable in either form.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     The debt securities of a series may be issued as registered securities (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or bearer securities (which will be transferable only by delivery). If such debt securities are issuable as bearer securities, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

COVENANTS

     If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

MERGERS AND SALES OF ASSETS

     The indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to another person, unless among other items: (i) the resulting, surviving or transferee person (if other than Lucent) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes, by supplemental indenture, all our obligations under the indenture and the debt securities; (ii) we or such successor person shall not immediately thereafter be in default under the indenture and the debt securities; and (iii) we shall have provided the trustee with an opinion of counsel and officer's certificate confirming compliance with the indenture. Upon the assumption of the obligations by such a person in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under all debt securities and the indenture (except in the case of a lease).

SUBORDINATION

     Debt securities of a series, and any guarantees, may be subordinated, which we refer to as the subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.

EVENTS OF DEFAULT

     Each of the following constitutes an event of default under the form of indenture with respect to any series of debt securities which may be issued, except as may be specified in the prospectus supplement:

     1. default for 30 days in the payment of interest when due on the debt securities;

     2. default in the payment of principal or premium, if any, when due on the debt securities;

     3. our failure to comply with the obligations described under "-- Mergers and Sales of Assets" above;

     4. our failure to comply for 30 days after notice with any of the obligations in the covenants set forth in the prospectus supplement;

     5. our failure to comply for 60 days after notice with other agreements contained in the indenture or any supplemental indenture relating to that series of debt securities;

     6. certain events of bankruptcy, insolvency or reorganization affecting us; or

     7. any other event of default provided with respect to that series of debt securities.

A prospectus supplement may omit, modify or add to the foregoing events of default.

     A default under clauses (4) or (5) will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities notify us of the default and we do not cure such default within the time specified after receipt of such notice.

     If an event of default (other than certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding applicable series of debt securities may declare the principal of and accrued but unpaid interest on all the applicable debt securities to be due and payable. Upon such a declaration, such principal of (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest shall be due and payable immediately. In the case that certain events of bankruptcy, insolvency or reorganization occur and are continuing, the principal of (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on all the applicable debt securities will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of such debt securities.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the applicable debt securities unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a debt security may pursue any remedy with respect to the indenture or debt securities unless:

     1. such holder has previously given the trustee written notice that an event of default is continuing with respect to such series of debt securities;

     2. holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series have made a written request to the trustee to pursue the remedy;

     3. such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

     4. the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

     5. holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of such series are given the right under the indenture to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability.

     If a default with respect to a series of debt securities occurs, is continuing and is known to the trustee, such trustee must mail to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal, premium, if any, or interest on any debt security, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders of the debt securities. In addition, we are required to deliver to each trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default under the related indenture that occurred during the previous year.

MODIFICATION OF THE INDENTURE

     We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes:

     (a) to evidence the succession of another person to us pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements and obligations in the indenture and in the debt securities;

     (b) to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our board of directors shall consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any or all series of debt securities to waive such default);

     (c) to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be effective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of any series;

     (d) to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

     (e) to add or change any of the provisions of the indenture to provide that bearer securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or of principal, premium or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

     (f) to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

     (g) in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provision (but only if each such holder of senior indebtedness consents to such change);

     (h) to add guarantees with respect to the debt securities or to secure the debt securities;

     (i) to make any change that does not adversely affect the rights of any holder;

     (j) to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (1) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or
          (2) become effective only when there is no such debt security outstanding;

     (k) to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; and

     (l) to establish the form or terms of debt securities and coupons of any series, as described under "-- General Terms" above.

     With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, we and the trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture or modifying in any manner the rights of the holder of the debt securities of such series; provided, however, that without the consent of the holders of each debt security so affected, no such supplemental indenture shall
(a) reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment, (b) reduce the rate of or extend the time for payment of interest on any debt security or coupon or reduce the amount of any payment to be made with respect to any coupon, (c) reduce the principal of or extend the stated maturity of any debt security, (d) reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed, (e) make any debt security payable in a currency other than that stated in the debt security, (f) in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provision, (g) release any security that may have been granted with respect to the debt securities, (h) make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent, (i) change any obligation of ours provided for in the indenture to pay additional interest with respect to bearer securities or
(j) limit our obligation to maintain a paying agency outside the United States for payment on bearer securities or limit our obligation to redeem certain bearer securities.

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

     Unless otherwise provided in the prospectus supplement, the indenture shall cease to be of any further effect with respect to a series of debt securities if
(a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we shall have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we shall also pay or cause to be paid all other sums payable under the indenture by us).

     In addition, we shall have a "legal defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities, the indenture and the applicable indenture supplement with respect to such debt securities) and a "covenant defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

     The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

REGARDING THE TRUSTEE

     The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise its rights and powers under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of their own affairs.

     We and the trustee may have had, and continue to have, other customary banking agreements and arrangements, including stock transfer agent, lending and depository relationships.

     The indenture and provisions of the Trust Indenture Act of 1939 that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

GOVERNING LAW

     The indenture and the debt securities will be governed by the laws of the State of New York.

                            DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of our common stock, preferred stock, debt securities or any combination thereof. Warrants may be offered and sold separately or together with other securities offered by any prospectus supplement and may be attached to or separate from such securities. Our warrants will be issued in one or more series, each under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. A copy of each warrant agreement entered into by us will be subsequently filed by us in Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. The warrant agent will act solely as our agent in connection with our warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of our warrants. The following is a general description of the terms of the warrants. The details of any series of our warrants will be set forth in the applicable prospectus supplement.

GENERAL TERMS

     The prospectus supplement for any individual issuance of a series of our warrants will describe in detail, if applicable:

     - the title of the warrants;

     - the aggregate number of warrants;

     - the price and currency or currencies, including composite currencies, at which the warrants will be sold;

     - the dates upon which the right to exercise the warrants will commence and expire;

     - if the warrants are not continuously exercisable, the specific date or dates on which they can be exercised;

     - whether the warrants will be issued in registered or bearer form or both and whether they will be issued in certificated or uncertificated form;

     - the designation and terms of the securities purchasable upon exercise of the warrants and the number of such securities issuable upon exercise of the warrants;

     - if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

     - the price at which and the currency or currencies in which, including composite currencies, the securities purchasable upon exercise of the warrants may be purchased;

     - if warrants are issued together with a series of other securities, the title of the other securities, their terms, the number of warrants accompanying each other security and the date that the warrants and other securities will become separately transferable;

     - information with respect to book-entry procedures, if any;

     - information regarding the listing of the warrants on a securities exchange;

     - the U.S. Federal income tax consequences applicable to the warrants; and

     - any other specific terms of the warrants.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, transferred and exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise of the warrants.

EXERCISE OF WARRANTS

     Warrant holders will be able to purchase the securities purchasable upon exercise of the warrants at the exercise price designated in the prospectus supplement relating to the warrants. Warrants may not be exercised after 5:00 P.M. New York time on the expiration date. Any warrants unexercised by that time and date will become void. Unless otherwise set forth in the applicable prospectus supplement, holders of warrants may exercise them by delivering properly completed warrant certificates and payment of the exercise price to the warrant agent at its corporate trust office. As soon as practicable after such delivery, we will issue and deliver to the indicated holder the securities purchased upon exercise of the warrants. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

     We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
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

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement relating to such stock purchase contracts and/or stock purchase units.

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to holders at a future date a specified number of shares of common stock or preferred stock, or a number of shares of common stock or preferred stock to be determined by reference to a specific formula set forth in the stock purchase contract. The consideration per share of common stock or preferred stock may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

     The stock purchase contracts may be issued separately or as a part of units, which we refer to as stock purchase units, consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders' obligations to purchase common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic or deferred payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured. Holders of the stock purchase contracts may be required to pay their payment obligations at the time the stock purchase contracts are issued or at the time of settlement. Additionally, holders of the stock purchase contracts may be required to secure their obligations thereunder in a specified manner. A copy of each stock purchase contract entered into by us will be subsequently filed by us in Current Reports on Form 8-K, which will be incorporated herein by reference, or by amendment to the registration statement of which this prospectus forms a part.

                              PLAN OF DISTRIBUTION

     These securities may be distributed under this prospectus from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

     We may offer and sell these securities in any one or more of the following ways:

     - through underwriters or dealers;

     - through agents;

     - directly to purchasers; or

     - through a combination of such methods of sale.

     Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters' compensation, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed. The maximum underwriting commission or discount to be received by any member of the National Association of Securities Dealers Inc., or NASD, or independent broker-dealer will not be greater than 8% for any sale of securities offered under this prospectus.

     If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price
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or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

     The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Underwriters or agents in any distribution contemplated hereby may from time to time include Bear, Stearns & Co. Inc., BNY Capital Markets, Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. or UBS Warburg LLC.

     To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid can not be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

     Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

     If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

     - commercial and savings banks;

     - insurance companies;

     - pension funds;

     - investment companies; and

     - educational and charitable institutions.

     In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that
(a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to

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underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

     Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us in the ordinary course of business.

     Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 and to be reimbursed by us for certain expenses.

     Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

     Each series of securities other than common stock will be new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

     The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

     If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by NASD members participating in the offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(c)(8).

                             VALIDITY OF SECURITIES

     Unless otherwise disclosed in a prospectus supplement, the validity of these securities will be passed upon for us by Richard J. Rawson, our Senior Vice President, General Counsel and Secretary, and for any underwriters, dealers or agents, if any, by counsel specified in a prospectus supplement. As of March 21, 2003, Richard J. Rawson owned 334,075 shares of our common stock and vested options and stock units for 2,659,876 shares of our common stock. Our special counsel, Cravath, Swaine & Moore, New York, New York, may pass upon certain other legal matters in connection with any offering of these securities by us.

                                    EXPERTS

     Our consolidated financial statements as of September 30, 2002 and 2001 and for each of the years during the three-year period ended September 30, 2002, incorporated in this prospectus by reference to our Annual Report on Form 10-K, filed on December 12, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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